Exhibit 10.3

7/04

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 14th day of March in the year 2014                 , between BROADWAY 26 WATERVIEW LLC, c/o Newmark Grubb Knight Frank, 125 Park Avenue, New York, New York 10017, party of the first part, hereinafter referred to as OWNER and MOBO SYSTEMS, INC., d.b.a. OLO, 19 Fulton Street, Suite 406, New York, New York 10038, party of the second part, hereinafter ·referred to as TENANT,

Witnesseth:	Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire rentable area of the 24th floor, as more particularly described in Exhibit A attached hereto and made a part hereof

in the building known as 26 Broadway in the Borough of Manhattan                 , City of New York, for the term of                 See Rider

(or until such term shall sooner cease and expire as hereinafter provided) to commence on the Commencement Date (as defined in Section 39.1)                 , and to end on the Expiration Date (as defined in Section 40.1.1(viii))                 , and both dates inclusive, at the annual rental rate of

See Rider

which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first                 monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy the demised premises for general executive and administrative offices and for no other purpose.

Tenant Alterations:

3. 3.1 Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, 3.2 Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, commercial general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. 3.3 Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, arising out of Tenant’s use or manner of use thereof, 6.1 or, with respect to the building if arising out of Tenant’s use or manner of use of the demised premises or the building 6.1. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s satisfaction against all damages, interest, penalties and expenses, including,

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but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence 8.1 of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys’ fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents , contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by the Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume 9.1 days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding anything contained to the contrary in subdivisions (a) through (e) hereof, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. 9.2

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. 11.1 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority interest in any partnership or other legal entity which is Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

5.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform 13.1. Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours 13.2 for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key 13.3 and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. 15.1 Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record. 15.2

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant (or a guarantor of any of Tenant’s obligations under this lease) as the debtor; or (2) the making by Tenant (or a guarantor of any of Tenant’s obligations under this lease) of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall have failed, after 17.1 days written notice, to redeposit with Owner any portion of the security deposit hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder; or if Tenant shall be in default with respect to any other lease between Owner and Tenant; or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written 17.2 days notice upon Tenant specifying the nature of said default, and upon the expiration of said days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said day period, and if Tenant shall not have diligently commenced curing such default within such day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may 17.3, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to relet the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any

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present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in 19.1 the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by 19.1 Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. 20.1 shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. 21.1 All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, ordinary wear 22.1 and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but 24.1 rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the

Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, or to occupy premises other than the demised premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform:

27. 27.1 perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth (except that after the date specified as the commencement of the term of this lease, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the building), and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to Tenant personally, (b) on the date delivered, if delivered by overnight courier or (c) on the date which is two (2) days after being mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Owner’s managing agent shall be deemed a valid notice if addressed and set in accordance with the provisions of this Article. At Owner’s option, notices and bills to Tenant may be sent by hand delivery.

Services Provided by Owner:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable 29.1 period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense

7.

in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner’s expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant’s sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. (e) if the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner’s contract with the applicable Operating Engineers contract, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales or conveyance, assignment or transfer of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser, grantee, assignee or transferee or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner’s agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. 33.1.

Security:

34. Tenant has deposited with Owner the sum of $132,660.00 34.1 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the case of every such use, application or retention, Tenant shall, within five (5) days after demand, pay to Owner the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default and such other information as shall be required of Tenant.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, 36.1 for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

RIDER AND EXHIBITS ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

BROADWAY 26 WATERVIEW LLC

/s/ Brian D. Lee Newmark	By:	/s/ BROADWAY 26 WATERVIEW LLC
Witness for Tenant:	MOBO SYSTEMS, INC., d.b.a. OLO

	By:	/s/ Matthew J. Tucker 3/5/14
Brian D. Lee Newmark		Matthew J. Tucker, COO

8

IMPORTANT – PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.

6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

5.

TEXTS TO NUMBERED INSERTIONS

TO PRINTED PORTION OF LEASE

DATED AS OF MARCH 14, 2014, BETWEEN

BROADWAY 26 WATERVIEW LLC, AS OWNER,

and

MOBO SYSTEMS, INC. D.B.A. OLO, AS TENANT,

(3.1)	Subject to Article 67 of this lease,

(3.2)	and to Tenant’s compliance with Article 67 and the other provisions of this lease,

(3.3)

Notwithstanding any other provision herein, Tenant shall not remove or restore any fixtures, improvements or alterations done by Owner as part of Landlord’s Work (as defined in Article 41 of this lease) or any Tenant alterations which are standard office alterations. Also notwithstanding any other provision herein, at the time Tenant submits to Owner a written request for Owner’s consent to any proposed Tenant alterations which are non-standard office alterations, Tenant may specify in bold upper case letters as follows: “PURSUANT TO INSERT 3.3 OF THE LEASE, LANDLORD’S FAILURE TO SPECIFICALLY IDENTIFY ANY NON STANDARD OFFICE ALTERATIONS WHICH TENANT MUST REMOVE AT THE END OF THE TERM SHALL BE DEEMED TO BE A WAIVER OF LANDLORD’S RIGHT TO OBLIGATE TENANT TO REMOVE SUCH NON STANDARD OFFICE ALTERATIONS AT THE END OF THE TERM.” then any such non standard office alterations which Owner fails to designate in Owner’s approval of such proposed alterations as items which Tenant shall be required to remove shall not be required to be removed by Tenant, and such failure shall constitute a waiver of Owner’s right to obligate Tenant to remove such non standard office alterations. As and to the extent Owner shall specifically identify any non standard office alterations for which Tenant must remove and restore, then Tenant shall, at Tenant’s sole cost and expense, perform such removal and restoration with respect to every such non standard office alterations prior to the expiration or earlier termination of this lease.

(4.1)

or, if all of the following are satisfied, specific performance: (i) Owner fails to make a repair to the plumbing, electrical, heating, or ventilating system (to the extent such systems presently exist), (ii) the need for such repair is not caused by Tenant’s or Tenant’s licensees, subtenants, agents, servants, invitees, employees, contractors or subcontractors misuse and/or wrongful acts, (iii) this lease requires Owner to make such repair, and (iv) the specific performance action is Tenant’s sole and exclusive remedy for Owner’s failure to make such repair.

(6.1)	(as opposed to Tenant’s mere use of the Premises for the purposes set forth in Article 2 of this lease)

(8.1)	or willful misconduct

(9.1)	ten (10)

1.

(9.2)

Notwithstanding anything to the contrary contained in this lease, (i) Owner shall, within sixty (60) days after any loss, damage or destruction to the demised premises (which is not caused by Tenant), deliver to Tenant an estimate prepared by a reputable independent contractor selected by Owner setting forth such contractor’s estimate as to the reasonable time required to repair such casualty. If (a) more than fifty percent (50%) of the demised premises has been rendered untenantable and (b) such estimated time period exceeds twelve (12) months from the date of such casualty, Tenant may elect to terminate this Lease by notice to Owner given not later than ten (10) days following delivery of such estimate. If Tenant makes such election, the term of this lease shall expire on the date set forth in such notice from Tenant, which date shall not be more than ten (10) days after notice of such election is given by Tenant and Tenant shall vacate the demised premises and surrender the same to Owner on or before such effective date of termination.

(ii) In the event that fifty percent (50%) or more of the demised premises has been rendered untenantable and (a) the estimated time period to repair the casualty is less than twelve (12) months and Owner shall not complete its restoration work to the Building or the demised premises within twelve (12) months, or (b) the estimated time period to repair the casualty is greater than twelve (12) months but Tenant has not exercised its termination right set forth in the preceding clause (i) and Owner shall not complete its restoration work to the Building or the demised premises within such twelve (12) month period, or, if longer, the estimated time period, then, in either event, Tenant shall have the right to terminate this lease by notice to Owner (the “Casualty Termination Notice”) not later than (x) ten (10) days following the expiration of such twelve (12) month period (in the case of (a) above), or (y) ten (10) days after the expiration of such estimated time period (in the case of (b) above). If Tenant makes such election, the term of this lease shall expire on the date set forth in such notice from Tenant, which date shall be thirty (30) days after notice of such election is given by Tenant (the “Casualty Termination Date”) and Tenant shall vacate the demised premises and surrender the same to Owner on or before such Casualty Termination Date. Notwithstanding the foregoing, in the event that Landlord is able to complete its restoration work to the Building or the demised premises prior to the Casualty Termination Date, then Landlord may deliver a notice to Tenant indicating such completion prior to the Casualty Termination Date and, the lease shall continue in full force and effect, and thereafter the Casualty Termination Notice shall be null and void and of no further force and effect.

(iii) If fifty percent (50%) or more of the demised premises is damaged or destroyed during the last twelve (12) calendar months of the term of this Lease or any renewal term thereof (and Tenant did not cause same), Tenant may terminate this Lease by written notice to the Owner given within thirty (30) days after the occurrence of such damage or destruction, whereupon this lease shall terminate as of the date of Tenant’s notice and Tenant shall vacate and surrender possession of the demised premises as of the date of such notice.

Notwithstanding anything contained in this lease, if it is determined that any loss, damage or destruction to the demised premises was caused by Tenant’s acts or the acts of any member, manager, director, shareholder, employee, agent, contractor or subcontractor of Tenant, then: (i) the rent and other items of additional rent shall not abate, (ii) Tenant shall not have any right to terminate this lease, and (iii) Owner shall be entitled to all available rights and remedies pursuant to this lease, applicable law and equity.

2.

(11.1)	Except as expressly set forth in Article 48 of this lease,

(13.1)

Except in the event of an emergency (in which case no notice shall be required and Owner shall not be required to be accompanied by a representative of Tenant), Owner’s right of entry shall be exercised following reasonable prior notice to Tenant (which may be oral or written) and only while accompanied by a representative of Tenant. Owner agrees that while exercising such right of entry or making such repairs, replacements or improvements, Owner shall perform such work in a good and workmanlike manner keeping with commercially reasonable standards and shall make reasonable efforts to avoid unreasonably interfering with the conduct of Tenant’s business in a normal course. Notwithstanding the foregoing, nothing contained herein shall require Owner to incur overtime costs or additional expenses in connection with performance of its duties under this lease.

(13.2)	upon reasonable advance notice (which may be oral or written) and only while accompanied by a representative of Tenant

(13.3)	or, in the event of an emergency which threatens damage to property or personal injury or loss of life, forcibly,

(15.1)	Owner covenants and agrees not to amend the certificate of occupancy for the Building, if any, in any manner which would render the permitted use hereunder (of the demised premises) impermissible.

(15.2)

Notwithstanding any other provision herein, in the event that (i) there is a violation of law or a violation of a regulation which in either case exists on the date of this lease and affects the demised premises (and therefore said violation is not caused in whole or in part by Tenant), (ii) said violation results in a New York City agency or other governmental agency issuing a written order (“Order”), (iii) the Order by its express terms prohibits Tenant from taking occupancy of the demised premises or from conducting Tenant’s business as expressly permitted by this lease at the demised premises, and (iv) Tenant is not then in default under this lease beyond the expiration of any applicable notice, grace, and cure periods, then, as Tenant’s sole and exclusive remedy (other than the abatement of rent and additional rent to the extent expressly provided below), either (a) Owner shall, at Owner’s sole cost and expense, cure said violation or take other remedial measures so that the Order no longer by its express terms prohibits Tenant from taking occupancy of the demised premises or from conducting Tenant’s business as expressly permitted by this lease at the demised premises, or (b) Owner shall terminate this lease by providing written notice to Tenant (“Landlord’s Termination Notice”), in which event this lease shall terminate as of the date of Landlord’s Termination Notice as if the said date were the date originally fixed herein for the termination of this lease and Owner shall promptly refund to Tenant (I) all of the Money For Landlord’s Work (as defined in Article 41 of this lease), (II) the security deposit, and (III) any Fixed Rental and Additional Rental that (because of the abatement set forth below) never became due under this lease (but only to the extent in the case of (I),

3.

(II) and (III) same was actually paid to Owner by Tenant). Notwithstanding the foregoing, Owner may only elect to terminate this lease pursuant to subsection (b) of this Insert 15.2 if it is not possible with commercially reasonable efforts to cure or take such other remedial action pursuant to subsection (a) of this Insert 15.2. If the conditions set forth in subsections (i)-(iv) of this Insert 15.2 are all satisfied and Tenant actually ceases conducting business in the demised premises and vacates the demised premises, and Tenant provides Landlord with written notice thereof (“Vacate Notice”), then, all rent and additional rent under this lease shall abate beginning on the third (3rd) Business Day after Landlord receives the Vacate Notice and continuing thereafter until the third (3rd) Business Day after Owner has taken the remedial measures described in subsection (a) above and has provided Tenant with written notice thereof (“Rent Resumption Notice”). Notwithstanding the foregoing, Tenant shall not re-enter the demised premises or resume conducting Tenant’s business in the premises between the date that Tenant provides the Vacate Notice and the date that Tenant receives the Rent Resumption Notice.

(17.1)	ten (10)

(17.2)	twenty-five (25)

(17.3)	after the expiration of any applicable notice, grace, and/or cure period,

(19.1)	beyond the expiration of any applicable notice, grace and/or cure period,

(20.1)

provided that no such change shall result in a permanent reduction (other than a de minimis reduction) of the rentable area of the demised premises. There shall be no abatement of rent (except if Landlord fails to provide one of the services specifically listed in Section 66.6 of this lease and the other conditions predicate set forth in Section 66.6 of this lease are all satisfied) and there

(21.1)

Notwithstanding the foregoing, within thirty (30) days after the Rent Commencement Date, Tenant may provide Owner with a “punch list” (in accordance with the notice provisions of this lease) which sets forth the items described in subsection (i) of Section 42.1 of this lease which Owner both (a) has not yet performed and (b) is required by this lease to perform. Unless Owner reasonably disagrees with Tenant’s determination, Owner shall complete all such work within forty-five (45) days after Owner’s receipt of said “punch list”. For the sake of certainty, neither Tenant’s providing Owner with a “punch list” nor Owner’s delay in or failure to perform any items on the “punch list” shall affect (I) the Rent Commencement Date, or (II) any of Tenant’s obligations under this lease. Tenant shall forever waive any right to require Owner to perform “punch list” items if Tenant does not provide Owner with a “punch list” (in accordance with the notice provisions of this lease) within thirty (30) days after the Rent Commencement Date.

(22.1)	, damage by casualty (not caused by Tenant),

(24.1)	all

4.

(27.1)

The obligation of Tenant to pay rent hereunder (except as expressly set forth in Insert 15.2 (if applicable) and Section 66.6 (if applicable) of this lease), this lease, and the obligation of Tenant to

(29.1)	notice and grace

(33.1)

Owner agrees to enforce the rules and regulations against the Tenant and other tenants in the Building in a uniform and non-discriminatory manner. Furthermore, Tenant shall not be required to comply with any rule or regulation that violates any local, state, or federal law provided that Tenant furnishes Owner with written proof thereof. Notwithstanding any rule or regulation to the contrary, Section 66.2 of this Lease shall govern with respect to removal of waste and garbage from the demised premises to the outside of the Building.

(34.1)	(subject to reduction if all of the conditions set forth in Section 56.4(a) and/or Section 56.4(b) are satisfied)

(36.1)	and to the insurance proceeds and condemnation awards issuing therefrom and proceeds of any sale or refinancing thereof

5.

RIDER

ANNEXED TO LEASE DATED AS OF MARCH 14, 2014

BETWEEN

BROADWAY 26 WATERVIEW LLC, AS LANDLORD

AND

MOBO SYSTEMS, INC., D.B.A. OLO, AS TENANT

37.	RIDER PROVISIONS PREVAIL

If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a modification of such Rules and Regulations.

38.	PREMISES

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the entire rentable area of the twenty-fourth (24th) floor (hereafter referred to as the “Premises”) (as more particularly depicted by cross hatching on the floor plan annexed hereto as Exhibit A) in the building known as 26 Broadway in the Borough of Manhattan, City of New York.

39.	COMMENCEMENT OF TERM: FIXED AND RECURRING ADDITIONAL RENT COMMENCEMENT DATE.

39.1 The commencement date of the term of this Lease (“Commencement Date”) shall be the date of this Lease. Tenant’s obligations to pay Fixed Rental and recurring Additional Rental shall commence on the Rent Commencement Date (as hereafter defined). The “Rent Commencement Date” shall be the earliest to occur of (i) the date on which Landlord’s Work (as hereinafter defined) to be performed in the Premises is substantially completed (as hereinafter defined), or (ii) the date on which Landlord’s Work in the Premises would have been substantially completed but for Tenant’s Delay (as hereinafter defined) or, (iii) the date Tenant or anyone claiming under or through Tenant first occupies the Premises for the conduct of its business.

39.2 Landlord shall, in accordance with the foregoing, fix the Rent Commencement Date and shall notify Tenant in writing of the date so fixed (“Rent Commencement Date Notice”). Landlord shall deliver the Rent Commencement Date Notice to Tenant at least five (5) days prior to the Rent Commencement Date; provided, however, that Landlord may deliver the Rent Commencement Date Notice to Tenant before the date that Landlord has actually substantially completed Landlord’s Work. The Rent Commencement Date shall be the date set forth in the notice, unless Tenant shall, within five (5) days after the receipt thereof, dispute the same in writing, which written notice of dispute shall contain a statement setting forth in reasonable detail the basis of Tenant’s disagreement.

6.

40.	FIXED RENTAL AND ADDITIONAL RENTAL

40.1 Tenant covenants to pay Landlord, at the above address, or at such other address as Landlord shall designate:

40.1.1 A fixed rental (“Fixed Rental”) at an annual rate of:\

(i)

$265,320.00 per year ($22,110.00 per month) for each lease year commencing on the Rent Commencement Date (defined in Article 39 above) and continuing thereafter to and including the day immediately preceding the one (1) year anniversary of the Rent Commencement Date;

(ii)

$272,616.30 per year ($22,718.03 per month) for each lease year commencing on the one (1) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the two (2) year anniversary of the Rent Commencement Date;\

(iii)

$280,113.25 per year ($23,342.77 per month) for each lease year commencing on the two (2) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the three (3) year anniversary of the Rent Commencement Date;

(iv)

$287,816.36 per year ($23,984.70 per month) for each lease year commencing on the three (3) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the four (4) year anniversary of the Rent Commencement Date;

(v)

$310,471.31 per year ($25,872.61 per month) for each lease year commencing on the four (4) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the five (5) year anniversary of the Rent Commencement Date;

(vi)

$319,009.27 per year ($26,584.11 per month) for each lease year commencing on the five (5) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the six (6) year anniversary of the Rent Commencement Date;

(vii)

$327,782.03 per year ($27,315.17 per month) for each lease year commencing on the six (6) year anniversary of the Rent Commencement Date and continuing thereafter to and including the day immediately preceding the seven (7) year anniversary of the Rent Commencement Date;

7.

(viii)

$336,796.03 per year ($28,066.34 per month) for each lease year commencing on the seven (7) year anniversary of the Rent Commencement Date and continuing thereafter to and including the last day of the third (3rd) full calendar month following the month in which occurs the seven (7) year anniversary of the Rent Commencement Date (the “Expiration Date”).

Fixed Rental shall be payable by Tenant by wired funds or by check drawn on a bank which is a member of the New York City Clearing House Association, having an office in the City of New York, in lawful money of the United States, in equal monthly installments in advance at the office of Landlord without previous demand therefor and without any setoff or deduction whatsoever, on the first day of each and every calendar month throughout the term of this Lease, except that the first monthly installment of Fixed Rental due hereunder shall be paid on the execution of this Lease. Notwithstanding the foregoing, the first monthly installment of Fixed Rental due hereunder shall be paid by wired funds, or certified or official bank check. Tenant may choose between wired funds or certified or official bank check as Tenant’s method of payment of such first monthly installment. Provided that Landlord countersigns and delivers a fully-executed copy of this Lease, Landlord may deposit the first monthly payment of Fixed Rental. So long as Tenant is not in default hereunder beyond the expiration of any applicable notice, grace and/or cure period at the time that the Fixed Rental becomes due and payable, the payment made on this date shall be applied to the first installment of Fixed Rental due, after application of the Credit (defined below); otherwise, the same shall be applied to the damages, if any, to which Landlord is entitled upon Tenant’s breach of this Lease. If the Rent Commencement Date (as defined in Article 39 above) occurs on a day other than the first day of a calendar month, the Fixed Rental due after the application of the Credit shall be prorated, and the balance of the first month’s Fixed Rental theretofore paid shall be credited against the next monthly installment of Fixed Rental.

Tenant’s obligation to pay for the cost of electricity for the Premises and any and all other recurring Additional Rental (defined below) set forth in this Lease shall commence on the Rent Commencement Date.

40.1.2 Additional rental (“Additional Rental”), consisting of all such monies other than Fixed Rental as shall be due and payable under this Lease by Tenant, a default (beyond any applicable notice, grace and cure periods) in the timely payment of which Landlord shall have available to it all of the rights and remedies available for a default (beyond any applicable notice, grace and cure periods) in the timely payment of Fixed Rental. Additional Rental shall be payable by Tenant by wired funds or by check drawn on a bank which is a member of the New York City Clearing House Association, having an office in the City of New York, in lawful money of the United States.

40.2 Provided that Tenant is not then in default under the terms of this Lease beyond the expiration of any applicable notice, grace, and/or cure period, Tenant shall be entitled to a one-time, non-recurring credit against the obligation to pay Fixed Rental, in the aggregate amount of $66,330.00 (the “Credit”), to be applied against the Fixed Rental due commencing on the Rent Commencement Date and continuing thereafter until exhausted. Notwithstanding the foregoing, the Credit shall not be applied against any Additional Rental, electricity charges, or other like sums from time to time payable by Tenant pursuant to this Lease, which amounts shall be paid without abatement in accordance with the terms of this Lease.

8.

41.	AS IS CONDITION; LANDLORD’S WORK; MONEY FOR LANDLORD’S WORK

Tenant has thoroughly examined the Premises and is fully familiar with the condition thereof, and, except as specifically set forth in this Lease, neither Landlord nor Landlord’s agents have made any representations, warranties or promises, either express or implied, with regard to the physical condition of the Building, or the Premises, the use or uses to which the Premises may be put, or the condition of any mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the Premises. It is expressly understood that Landlord shall not be liable for any latent or patent defects in the Premises. Tenant agrees to accept the Premises “as is” and in such condition as the same may be in at the Rent Commencement Date, and, except for the work set forth on Exhibit B attached hereto, Landlord shall not be obligated or required to do any work or to make any alterations or decorations or install any fixtures, equipment or improvements, or make any repairs or replacements to or in the Premises to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Unless specifically agreed otherwise, all Landlord’s Work shall be of material, design, finish and color of the Building standard adopted from time to time by Landlord. The installations, facilities, materials and work so to be furnished, installed and performed in the Premises by Landlord are hereinafter and in Exhibit B referred to as “Landlord’s Work.” Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord the sum of $75,000.00 (the “Money For Landlord’s Work”) (by certified or official bank check). Tenant agrees that the Money For Landlord’s Work shall constitute Additional Rental hereunder. The Money For Landlord’s Work shall be used by Landlord toward the performance of Landlord’s Work. Landlord may use the Money For Landlord’s Work for any item of Landlord’s Work. Landlord shall provide Tenant with an itemized list of how the Money For Landlord’s Work has been spent. In the event that the Money For Landlord’s Work exceeds the cost to perform Landlord’s Work, Landlord shall provide such excess to Tenant in the form of a credit against Tenant’s obligation to pay Fixed Rental hereunder for the period beginning on the first day of the sixth (6th) full calendar month following the Rent Commencement Date and continuing thereafter until such excess is exhausted. Notwithstanding the foregoing, any such excess shall not be applied against any Additional Rental, electricity charges, or other like sums from time to time payable by Tenant pursuant to this Lease, which amounts shall be paid without abatement in accordance with the terms of this Lease. Also for the sake of certainty, (unless Landlord is required to refund (a) all of the Money For Landlord’s Work either pursuant to Insert 15.2 of this Lease or pursuant to Section 42.5 of this Lease, or (b) the unamortized portion of the Money For Landlord’s Work pursuant to Section 48.3 of this Lease) if the Money For Landlord’s Work does not exceed the cost to perform Landlord’s Work, none of the Money For Landlord’s Work shall be returned to Tenant (in the form of a credit or otherwise). Except for the Money For Landlord’s Work and any Modification Work (as hereafter defined), Landlord’s Work shall be performed at Landlord’s sole cost and expense. Tenant shall not be responsible for any violations or mechanics liens against the Premises or the Building caused solely by the performance of Landlord’s Work. Excluding Landlord’s Work, all installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant’s occupancy (including, without limitation, any Additional Work (as defined in Exhibit B), shall be at Tenant’s expense. In the event specific locations or dimensions are not provided for the furnishing or installation of any particular item of Landlord’s Work, the judgment of Landlord reasonably exercised shall be binding on Tenant. In no event shall Landlord be required to provide any material, work or installation not specifically described or included in Landlord’s Work.

9.

42.	SUBSTANTIAL COMPLETION.

42.1 The Premises shall be deemed ready for occupancy on the date that Landlord’s Work in the Premises shall have been substantially completed. Landlord’s Work in the Premises shall be considered substantially completed when (A) all major items of construction have been substantially completed, (B) the heating, A/C System (as hereafter defined), plumbing, mechanical (if any) and electrical systems serving the Premises are all in working order, and (C) the Premises is accessible and reasonably usable, notwithstanding (in the case of subsections (A), (B), and/or (C)) the fact (i) that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant’s use of the Premises, and (ii) that Landlord’s Work has been substantially completed except for portions thereof which shall be completed upon the completion of Tenant’s work (including, without limitation, Additional Work). Landlord shall not be required to install a sprinkler system serving the Premises unless and until same is required by applicable law. Installation of a sprinkler system is therefore not part of Landlord’s Work and Landlord’s failure to install a sprinkler system shall have no bearing on the Rent Commencement Date or Tenant’s obligations under this Lease. Notwithstanding the foregoing, if at any time during the term of this Lease, Landlord elects to or is required by law to install a sprinkler system in the Premises, any such installation shall be performed by Landlord at Landlord’s sole cost and expense.

42.2 If the completion of Landlord’s Work shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors or any failure to plan or to execute Tenant’s work (including, without limitation Additional Work) diligently and expeditiously, or any failure of Tenant to work expeditiously with Landlord to finalize mutually acceptable Plans (as defined in Exhibit B) for Landlord’s Work or because of any proposed Modification Work (whether or not consented to by Landlord) (“Tenant’s Delay”), the Premises shall be deemed ready for occupancy on the date when they would have been ready but for the Tenant’s Delay.

42.3 If and when Tenant shall take actual possession of the Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession (subject only to any “punch list” items that Tenant provides in accordance with Insert 21.1 of this Lease within the time period required by Insert 21.1 of this Lease).

42.4 Notwithstanding anything contained herein to the contrary, Tenant may enter the Premises prior to the Rent Commencement Date solely for the purpose of performing Additional Work and installing Tenant’s voice, data and FF&E provided and only on condition that (a) such possession, installation and Additional Work shall be subject to all of the terms and conditions of this Lease (including, without limitation, the insurance and indemnification requirements), except that with respect to the period of time prior to the Rent Commencement Date during which Tenant performs such installation and Additional Work, Tenant shall not be required to pay (i) Fixed Rental, or (ii) recurring Additional Rental, (b) all entry into the Premises by Tenant, and all installation and Additional Work shall be done at Tenant’s sole risk, (c) Tenant shall be liable for the cost of any services that are provided to Tenant during the period of Tenant’s possession prior to the Rent Commencement Date, and (d) Tenant shall not interfere with Landlord’s Work. If any

10.

installation, Additional Work (including, without limitation, the proposal, plan filing and/or performance thereof) or other action done by or on behalf of Tenant results in a stoppage of or interference with Landlord’s Work, and Tenant does not immediately cease such interference upon notice (which may be oral, written or by electronic mail) to Tenant so that Landlord’s Work may be resumed or continued without such interference, then any continuation of such stoppage or interference shall constitute a Tenant’s Delay.

42.5 Except as expressly set forth in this Section 42.5, Landlord shall not have any liability and Tenant’s obligations under this Lease shall not in any way be affected by any delay in the Rent Commencement Date. Provided and on condition that Tenant is not then in default under this Lease beyond the expiration of any applicable notice, grace, and cure periods, then, if for reasons other than force majeure, the Rent Commencement Date shall not occur on or before the last day of the ninth (9th) full calendar month following the month in which occurs the Plan Approval Date (as hereafter defined) (the “First Deadline”), for each day occurring after the First Deadline to and including the day immediately preceding the Rent Commencement Date, the Credit shall be increased by $737.00. Any increases in the Credit pursuant to this paragraph shall herein be referred to as the “Additional Credit”. If Tenant qualifies for the Additional Credit and this Lease does not terminate pursuant to Tenant’s exercise of Tenant’s No Commencement Termination Right (as hereafter defined) then, the Additional Credit shall be Tenant’s sole and exclusive remedy for any delay in the Rent Commencement Date. Any Additional Credit shall be applied against the Fixed Rental due commencing on the day immediately following the day that the Credit is exhausted (pursuant to Section 40.2 of this Lease) and continuing thereafter until exhausted. Notwithstanding the foregoing, any Additional Credit shall not be applied against any Additional Rental, electricity charges, or other like sums from time to time payable by Tenant pursuant to this Lease, which amounts shall be paid without abatement in accordance with the terms of this Lease. Provided and on condition that Tenant is not then in default under this Lease beyond the expiration of any applicable notice, grace, and cure periods, then, if for reasons other than force majeure, the Rent Commencement Date shall not occur on or before the last day of the twelfth (12th) full calendar month following the month in which occurs the Plan Approval Date (the “Final Deadline”), as Tenant’s sole and exclusive remedy, Tenant may, at any time from and after the Final Deadline deliver ten (10) days’ written notice to Landlord of Tenant’s election to terminate this Lease (the “Tenant’s No Commencement Termination Right”) and this Lease shall be deemed terminated and null and void upon the expiration of such ten (10) day period, unless Landlord delivers the Rent Commencement Date Notice (as defined in Section 39.2 of this Lease) to Tenant prior to the expiration of such ten (10) day period. If this Lease terminates pursuant to the preceding sentence, Landlord shall promptly refund to Tenant (I) all of the Money For Landlord’s Work (as defined in Article 41 of this lease), (II) the security deposit, and (III) any Fixed Rental and Additional Rental that never became due under this Lease (but only to the extent in the case of (I), (II) and (III) same was actually paid to Landlord by Tenant).

43.	PLAN APPROVAL PROCESS/PLAN APPROVAL DATE

43.1 Within ten (10) days after the Commencement Date, Tenant shall submit proposed Plans (as defined in Exhibit B) to Landlord (“First Submission”). Failure by Tenant to make the First Submission within said ten (10) day period shall be deemed a Tenant’s Delay.

11.

43.2 Landlord shall either approve or reject the First Submission in writing within ten (10) days after Landlord’s receipt thereof. If Landlord rejects the First Submission, Landlord shall specify the items that Landlord is rejecting and the reasons for such rejection and Tenant shall submit Revised Plans (as hereafter defined) within ten (10) days after receipt of Landlord’s disapproval.

43.3 The parties shall repeat the process set forth in Section 43.2 within the respective periods required by Section 43.2 until Landlord accepts Tenant’s proposed Plans in writing. “Revised Plans” shall mean Plans that are the same as the prior Plans submission except with respect to the items that Landlord has specifically rejected in the prior Plans submission. Any failure by Tenant to submit Revised Plans within ten (10) days after receipt of Landlord’s disapproval shall be deemed a Tenant’s Delay. Once Landlord has accepted in writing Tenant’s proposed Plans, all of the following shall apply: (i) any request for modification to said accepted Plans shall be subject to Landlord’s prior written consent, (ii) any time spent by Landlord because of any such request for modification shall be deemed a Tenant’s Delay (irrespective of whether Landlord accepts said modification), (iii) any costs incurred by Landlord because of any such request for modification (irrespective of whether Landlord accepts said modification) shall be due and payable by Tenant to Landlord as Additional Rental within ten (10) days after Landlord’s written demand, and (iv) if Landlord consents to such modification, (a) any work included in said modification shall be deemed “Modification Work” and shall be performed by Landlord as part of Landlord’s Work but at Tenant’s sole cost and expense (payable by Tenant to Landlord as Additional Rental within ten (10) days after Landlord’s written demand), and (b) any additional time spent by Landlord performing Modification Work (ie. beyond what Landlord would have spent if not for the Modification Work) shall be deemed a Tenant’s Delay.

43.4 In the event that (i) Tenant submits to Landlord the First Submission or Revised Plans in accordance with this Lease, (ii) Tenant includes with such submission a written request for Landlord’s consent to same and a note in bold uppercase letters that “PURSUANT TO SECTION 43.4 OF THE LEASE, LANDLORD’S FAILURE TO RESPOND TO THE ENCLOSED CONSENT REQUEST WITHIN TEN (10) DAYS AFTER LANDLORD RECEIVES THIS REQUEST SHALL BE DEEMED TO MEAN THAT PURSUANT TO SECTION 43.4 OF THE LEASE, YOUR CONSENT TO THE ENCLOSED PLANS IS DEEMED TO BE GIVEN”, and (iii) Tenant also sends a simultaneous copy of said consent request and bold uppercase note (but not the proposed Plans) to Landlord’s attorneys in accordance with the notice provisions of this Lease, then, if Landlord fails to respond to such First Submission or Revised Plans within ten (10) days after Landlord receives such First Submission or Revised Plans, as Tenant’s sole and exclusive remedy, Landlord’s consent to the proposed Plans shall be deemed given.

43.5 The “Plan Approval Date” shall mean the date that is the last to occur of the following: (i) Plans are submitted in writing by Tenant and accepted in writing by Landlord, (ii) the Plans have been filed to the extent required to be filed with the Department of Buildings of the City of New York and any other authorities having jurisdiction thereof, and (iii) Landlord has obtained any and all required governmental and quasi-governmental approvals of the Plans so that the work described therein can be lawfully performed.

12.

44.	ESCALATIONS FOR INCREASE IN REAL ESTATE TAXES

44.1 For each Tax Year or portion thereof occurring in whole or in part during the term or any renewal term of this Lease, Tenant shall pay, as Additional Rental, the Tax Payment (hereafter defined) for such Tax Year or portion thereof.

44.2 “Taxes” shall mean the total of all real estate taxes and assessments and special assessments, business improvement district charges, and other levies of a similar or dissimilar nature levied, assessed or imposed upon or against the Landlord, the land and/or Building located at 26 Broadway, New York, New York (individually referred to hereinafter as the “Land” and the “Building”). If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that if and to the extent that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies or impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed: (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom; (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Building or the Land or the Premises and imposed upon Landlord; (iii) a license fee measured by the rents payable by Tenant to Landlord; or (iv) any additional or substitute tax assessment, levy, imposition or charges against the Land and/or the Building and/or the Premises; then all such taxes, assessments, levies, impositions or charges or part thereof so measured or based, shall be deemed to be included with the term “Taxes.” Notwithstanding the foregoing, in no event shall Taxes include (I) any income, franchise, succession, payroll, capital stock, excess profits, inheritance, estate, recording, transfer or documentary stamp tax levied on Landlord or on the holder of any mortgage, or (II) any interest or penalties imposed on Landlord due to the late payment by Landlord of Taxes other than interest or charges payable as a result of the late payment by Tenant of a Tax Payment.

44.3 “Tax Year” shall mean the fiscal year for which Taxes are levied by the applicable governmental authority.

44.4 “Base Tax” shall mean the Taxes for the fiscal year commencing July 1, 2014 and ending June 30, 2015 (such fiscal year being hereinafter referred to as the “Base Tax Year”).

44.5 “Tenant’s Proportionate Share” shall mean 1.14%.

44.6 If the Taxes for any Tax Year occurring wholly or partially within the term of this Lease or any renewal or extension thereof shall be greater than the Base Tax, Tenant shall pay as Additional Rental for such Tax Year a sum equal to Tenant’s Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the “Tax Payment”). Should this Lease terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to correspond with that portion of a Tax Year occurring within the term of this Lease. Tenant’s obligation to pay such Additional Rental and Landlord’s obligation to refund pursuant to Paragraph 44.7 below, as the case may be, shall survive the expiration or sooner termination of this Lease for a period of one (1) year.

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44.7 Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the Land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph 44.6 above, Landlord shall repay to Tenant, with reasonable promptness, Tenant’s Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts’ and attorneys’ fees) of obtaining such refund.

44.8 Landlord shall render to Tenant a comparative statement, with a copy of the then current tax bill, showing the amount of the Base Tax, the amount of the Taxes for the then current Tax Year, and the Tax Payment, if any, due from Tenant for such Tax Year. The Tax Payment shown on such comparative statement shall be paid in full by Tenant to Landlord within fifteen (15) days after Tenant’s receipt of such comparative statement, or, at Landlord’s option, shall be paid in two (2) installments on the later of (a) fifteen (15) days after Landlord provides such statement, and (b) July 1 and January 1 of such Tax Year. At the election of Landlord, the Tax Payment may be billed by Landlord and paid by Tenant in equal monthly installments. In such event, Tenant shall pay the installment of the Tax Payment shown on such comparative statement on or prior to the later of (a) fifteen (15) days after Landlord provides such statement, and (b) the date that an installment of Fixed Rental is due under this Lease, or if such statement shall be rendered at or after the termination of this Lease, within fifteen (15) days after such rendition. Each comparative statement shall be conclusive and binding on Tenant, unless within fifteen (15) days after receipt of such comparative statement, Tenant shall notify Landlord of any discrepancy in specific detail. Pending the determination of such dispute, by agreement or otherwise, Tenant shall pay the Tax Payment set forth on the comparative statement.

45.	INTENTIONALLY DELETED.

46.	INTENTIONALLY DELETED.

47.	ALL ADDITIONAL RENTAL PAYMENTS

47.1 Landlord’s delay or failure during the term of this Lease to prepare and deliver any statements or bills required to be delivered to Tenant under this Lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rental which may have become due pursuant to these Articles during the term of this Lease. Tenant’s liability for Additional Rental due under this Lease, shall continue unabated during the remainder of the term of this Lease and shall survive the expiration or sooner termination of this Lease.

47.2 In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Lease result in a decrease in the fixed rental or any Additional Rental theretofore payable by Tenant pursuant to these Articles.

47.3 If any Additional Rental is payable with respect to any period that shall end after the expiration or termination of this Lease, the Additional Rental payable by Tenant in respect thereof shall be prorated to correspond to that portion of such Expense Year occurring within the term of this Lease.

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48.	ASSIGNMENT AND SUBLETTING

48.1 Except as expressly set forth herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this Lease or any of its rights or estates hereunder, sublet the Premises or any part thereof, or permit the Premises, or any part thereof, to be used or occupied by others, pursuant to a management agreement, license agreement or otherwise, without the prior written consent of Landlord in each instance which shall not be unreasonably withheld or delayed pursuant to Section 48.4 of this Lease subject however to Landlord’s rights under Section 48.3 of this Lease. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after any monetary default or material non monetary default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord’s consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord’s express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer to permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord’s prior written consent in each instance, and the foregoing prohibitions and restrictions shall be expressly set forth in each sublease entered into by Tenant. With respect to the first request for Landlord consent to an assignment of sublease or to a sublease by a permitted subtenant, Landlord’s consent shall not be unreasonably withheld or delayed pursuant to Section 48.4 of this Lease, subject however to Landlord’s rights under Section 48.3 of this Lease. With respect to any subsequent request for Landlord consent to an assignment of sublease or sublease by a permitted subtenant, Landlord may grant, withhold or deny Landlord’s consent in Landlord’s sole and absolute discretion (or Landlord may exercise Landlord’s rights under Section 48.3 of this Lease). A modification, amendment or extension of a sublease shall be deemed to be a subletting.

48.2 If Tenant shall, at any time or times during the term of this Lease, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (a) a conformed or photostatic copy of the material business terms of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than seventy-five (75) days after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant and its principals, the nature of its business and its proposed use of the Premises; and (c) current financial information with respect to the proposed assignee or subtenant and its principals, including its (and their) most recent financial report(s).

48.3 (a) In the event of a proposed assignment, except in the case of an assignment contemplated by Section 48.17, Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days after delivery of the items required in Section 48.2, to terminate this Lease, as of such effective date as if it were the Expiration Date set forth in this Lease.

(b) Intentionally deleted

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(c) In the event of a proposed sublease of all or any portion of the Premises, except in the case of a sublease contemplated by Section 48.17, Landlord shall then have the right to elect, by notifying Tenant within thirty (30) days after delivery of the items required in Section 48.2, to terminate this Lease as to the portion of the Premises affected by such subletting or as to the entire Premises in the case of a subletting thereof, as of such effective date.

(d) In the event that Landlord exercises its option to terminate this Lease in the event of a proposed assignment or a proposed sublease of the entire Premises then provided and only on condition that Tenant vacates and surrenders the Premises in accordance with this Lease on or prior to the date that this Lease terminates, (i) Landlord shall promptly refund to Tenant (I) the unapplied portion of the security deposit and (II) the unamortized portion of the Money For Landlord’s Work (but only in the case of (I) and (II) to the extent same has actually been paid by Tenant to Landlord), and (ii) Tenant shall be released from all Fixed Rental and Additional Rental accruing after the termination date; provided however that Tenant shall remain liable for all Fixed Rental and Additional Rental accruing on or prior to the termination date (including, without limitation for third party claims arising on or prior to the termination date irrespective of when such claims are actually made) and such liability shall survive the termination of this Lease for a period of one year.

(e) If pursuant to the exercise of Landlord’s option pursuant to Section 48.3(c) hereof this Lease is terminated as to only a portion of the Premises, then the Fixed Rental and Additional Rental payable hereunder hereof shall be adjusted in proportion to the portion of the Premises affected by such termination.

48.4 In the event that Landlord does not exercise any of the options available to it pursuant to Section 48.3 above and provided that Tenant is not in default of any of Tenant’s obligations under this Lease beyond the expiration of any applicable notice, grace and/or cure period, Landlord’s consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

48.4.1 Tenant shall have complied with the provisions of Article 48.1 above;

48.4.2 In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which is (a) limited to the use of the Premises permitted herein; (b) will not violate any negative covenant as to use contained in any other lease of space in the Building; and (c) will not be in violation of the use restrictions set forth elsewhere in this Lease.

48.4.3 The proposed assignee or subtenant (and its principals) are reputable persons of good character and with sufficient financial worth considering the responsibility involved in the judgment of Landlord and Landlord has been furnished with proof thereof;

48.4.4 The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the demised premises is, in Landlord’s reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the demised premises are located;

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48.4.5 Neither the proposed assignee or subtenant nor any person who, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, (a) is then a tenant or an occupant of any part of 26 Broadway, New York, New York, nor (b) is a party who dealt with, or is then negotiating with, Landlord or Landlord’s agent (directly or through a broker) with regard to space in the Building either currently or during the six (6) months immediately preceding Tenant’s request for consent;

48.4.6 The form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

48.4.7 Tenant shall reimburse Landlord on demand for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal fees incurred in connection with the requested consent (which reimbursement shall not be refundable under any circumstance, including, without limitation, the occurrence or failure to occur of said assignment or sublease and/or Landlord’s consenting to said assignment or sublease);

48.4.8 The Premises shall not, without Landlord’s prior written consent, have been listed or otherwise been publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental for other similar space in the Building; and

48.4.9 The proposed occupancy shall not impose an extra burden upon services to be supplied by Landlord to Tenant or to other tenants of the Building.

48.5 No assignment or subletting shall be made:

48.5.1 by the legal representatives of Tenant or by any person to whom Tenant’s interest under this Lease passes by operation of law, except in compliance with the provisions of this Article; or

48.5.2 to any person or entity for the conduct of a business which is not in keeping with the then Certificate of Occupancy for the Building and applicable zoning laws.

48.6 The sublease shall expressly prohibit the use of the Premises or any part thereof for any use other than the use set forth in paragraph 2 of the prefixed printed form.

48.7 In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 48.1 before assigning this Lease or subletting all or part of the Premises.

48.8 Each subletting pursuant to this Article shall be subject to all of the applicable covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting and/or acceptance of Fixed Rental or Additional Rental by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rental and Additional Rental due, and to become due, hereunder, for the performance of all of the covenants,

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agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Premises by Tenant, or any person claiming through or under Tenant shall, or will be made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

48.9 With respect to each and every sublease or subletting, it is further agreed that:

48.9.1 no subletting shall be for a term ending later than one day prior to the expiration date of the term of this Lease;

48.9.2 no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

48.9.3 each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not: (a) be liable for any previous act or omission of Tenant under such sublease; (b) be subject to any offset that theretofore accrued to such subtenant against Tenant; or (c) be bound by any previous modification of such sublease (unless such modification was specifically consented to in writing by Landlord), or by any previous prepayment of more than one month’s fixed rental or any additional rental then due under the sublease.

48.10 Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in Section 48.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rental and/or Additional Rental by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of Fixed Rental and Additional Rental and for the other obligations of this Lease on the part of the Tenant to be performed or observed.

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48.11 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

48.12 If applicable, one or more sales or transfers, by operation of law or otherwise, or creation of new stock, partnership, membership or voting interests, aggregating in excess of fifty percent (50%) of (i) the voting stock of any corporate tenant, or (ii) the limited or general partnership interest in any partnership tenant, or (iii) the membership interests in any limited liability company tenant, whether in a single transaction or in a series of transactions, shall be deemed an assignment within the meaning of this Article and shall require Landlord’s prior written consent which shall be governed by the other provisions of this Article 48. From time to time, at Landlord’s request, Tenant shall provide Landlord with a statement of Tenant, certified by Tenant’s Secretary, of its then current shareholders and persons having a beneficial interest in the shares of stock of Tenant, the names of such shareholders and beneficial interest holders, and the percentage of shares held by each of them.

48.13 The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

48.14 The listing of any name other than that of Tenant, whether on the doors of the Premises, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Premises, or to the use or occupancy thereof by others.

48.15 If Tenant shall assign this Lease or sublease all or any part of the demised premises (except in the event of an assignment or sublease pursuant to Section 48.17 in which event this Section 48.15 shall not apply), Tenant shall pay to Landlord, as Additional Rent:

(i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment or otherwise (including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof (including, without limitation, reasonable actual out-of-pocket attorney’s fees, brokerage fees, Landlord fees, and construction costs (but only to the extent such costs are in connection with the actual assignment in question) determined on the basis of Tenant’s federal income tax returns); and

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(ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease or otherwise to Tenant by the subtenant which is in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof (including, without limitation, reasonable actual out-of-pocket attorney’s fees, brokerage fees, Landlord fees, and construction costs (but only to the extent such costs are in connection with the actual sublease in question) determined on the basis of Tenant’s federal income tax returns).

The sums payable under this Section 48.15 shall be paid to Landlord as and when paid by the subtenant or assignee, as the case may be, to Tenant.

48.16 No assignment of this Lease or subletting of all or a portion of the Premises shall release or affect the obligations of any guarantor of this Lease.

48.17 Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of, but on written notice to, Landlord, but subject to Tenant’s satisfaction of (a) the conditions set forth in Section 48.1 (other than the requirement that Tenant obtain Landlord’s consent), (b) Tenant providing Landlord with a statement setting forth, in reasonable detail, the identity of any new person and/or entity as a result of the transaction, (c) the use of the Premises not changing as a result of the transaction, and (d) all of Section 48.10 above, (i) to assign its interest in this Lease to any corporation which is a successor to Tenant either by merger or by consolidation, (ii) to assign its interest in this Lease to a purchaser of all or substantially all. of Tenant’s assets or stock (provided such purchaser shall have also assumed substantially all of Tenant’s liabilities), (iii) to assign its interest in this Lease to an entity which shall control, be under the control of, or be under common control with Tenant, (iv) to transfer interests (including stock) in Tenant to family members for estate planning purposes, (v) to transfer interests (including stock) in Tenant as a result of death or incapacity of a stockholder, (vi) to transfer interests (including stock) in Tenant if interests in Tenant are publicly traded on a recognized stock exchange or pursuant to a public offering thereof, or (vii) to create new classes of stock pursuant to additional investment in Tenant.

48.18 Intentionally deleted.

49.	LIMITATION OF LIABILITY

49.1 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, limited liability company, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord’s estate and property in the Land and the Building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or any member, partner, shareholder, director, officer or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

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49.2 If Tenant shall request Landlord’s consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, including, but not limited to, Article 48 above, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have from whatever source derived, to make or assert any such claim. Tenant’s sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

50.	INDEMNIFICATION

Tenant shall, at all times and at its sole cost and expense, indemnify, defend and hold Landlord, any holder of a Superior Mortgage (defined below), and any lessor under a Superior Lease (defined below), together with their respective agents, affiliates, employees, partners, members, officers, directors and shareholders (collectively, the “Indemnitees”) harmless from and against any and all claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee or which may arise in connection with any claims, suits or actions, the investigation thereof or the defense of any action or proceeding brought thereon, or from the enforcement of this indemnity, or from and against any orders, judgments and/or decrees which may be entered or which may arise, wholly or in part, with respect to or on account of: (a) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property in the Premises and resulting from the use, misuse, occupancy, operation and/or management of the Premises by Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, except if such injury, loss and/or damage is caused solely by Landlord’s or any Indemnitee’s willful misconduct or negligence, (b) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property on or about the appurtenances to the Premises, or upon the adjacent vaults (if any), sidewalks, ramps, curbs or streets, and resulting solely from the Tenant’s acts, or the acts of Tenant’s successors, permitted assigns or any subcontractors, or by the acts of any other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, except if such injury, loss and/or damage is caused solely by Landlord’s or any Indemnitee’s willful misconduct or negligence, (c) the breach of any term, covenant or condition of this Lease beyond the expiration of any applicable notice, and cure periods by Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees,

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guests or other such persons or entities, (d) the filing of any mechanic’s or materialmen’s lien or of any other attachment or encumbrance against the Land and/or the Building due to work done by or on behalf of Tenant (but not due to Landlord’s Work), (e) the condition of the Premises, including any repairs, replacements, changes or alterations which Tenant has or will perform or (only in the case of repairs, replacements, changes or alterations which Tenant is required by this Lease to perform) which Tenant shall fail to perform therein, or (f) Tenant’s use or storage of any Hazardous Materials (defined below). All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by Tenant at its sole cost and expense. Landlord shall in no event be liable for any injury or damage to the Premises or to Tenant or any successors, permitted assigns or subcontractors, or other persons claiming by, through or under Tenant or their respective agents, employees, licensees, invitees, business visitors and guests or other such persons, or to any property of any such persons. Tenant shall promptly reimburse each Indemnitee for any and all expenditures covered by this indemnity and hold harmless. Tenant’s obligations under this Article 50 shall survive the expiration or earlier termination of this Lease.

51.	INSURANCE

51.1 Tenant shall obtain and keep in full force and effect during the term of this Lease:

51.1.1 a policy of commercial general public liability insurance, including bodily injury, personal injury and property damage coverage, with a broad form contractual liability endorsement or its equivalent, naming Tenant as insured and protecting Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building, as additional insureds (issued on an “occurrence” basis and not a “claims made” basis) against claims for personal injury, bodily injury, death and/or third-party property damage occurring in or about the Premises or the Building, and under which the insurer agrees to waive any right of recovery such insurer may have had against Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building and to indemnify, defend and hold Landlord harmless from and against, among other things, all cost, expense and/or liability (including, without limitation, reasonable attorneys’ fees) arising out of or based upon any and all claims, accidents, injuries and damages occurring in, on or about the Premises (whether or not such claims, accidents, injuries and damages occurred as a result of Landlord’s negligence). The minimum limits of liability applicable exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $6,000,000 (or in any increased amount (or in the form of an umbrella liability policy for “excess” liability coverage) required by Landlord in the exercise of Landlord’s commercially reasonable discretion); and

51.1.2 insurance against loss or damage by fire and such other risks and hazards (including burglary, theft, vandalism, sprinkler leakage, water damage, explosion, breakage of glass within the Premises and, if the Premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of “all risk” insurance policies, to Tenant’s personal property and business equipment and fixtures (hereinafter, “Tenant’s Property”) and, whether or not such alterations or tenant improvements had been paid for or performed by Tenant, any alterations and tenant improvements in and to the Premises for the full replacement cost value thereof (with such policy having a deductible not in excess of an amount to be determined by Landlord in the exercise of Landlord’s commercially reasonable discretion) protecting Tenant, Landlord, Landlord’s employees and managing agent, and any mortgagees or lessors having an interest in the Building;

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51.1.3 business interruption insurance in an amount sufficient to cover Tenant’s lost profits and continuing expenses during the period Tenant is unable to do business in the Premises; and

51.1.4 Statutory Workmen’s Compensation and Employers’ Liability insurance as required by law, and New York State disability insurance as required by law.

51.2 Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration or other termination of any such policies, Tenant agrees to deliver to Landlord evidence of payment for the policies and true and complete copies of the actual policies together with certificates evidencing such insurance. All such policies shall contain endorsements that (a) such insurance may not be modified or cancelled or allowed to lapse except upon thirty (30) days’ written notice to Landlord by certified mail, return receipt requested, containing the policy number and the names of the insured and the certificate holder, and (b) Tenant shall be solely responsible for payment of all premiums under such policies and Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an additional insured. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York which rate, in Best’s Insurance Guide, or any successor thereto (or if there be none; an organization having a national reputation), as having a general policy-holder rating of “A” and a financial rating of at least “XIII.” Tenant shall not carry separate or additional insurance, whether concurrent or contributing, in the event of any loss or damage, with any insurance required to be obtained by Tenant under this Lease.

51.3 All policies to be maintained by Tenant hereunder and by Landlord with respect to the Building shall contain a provision that no act or omission of Landlord or Tenant, as the case may be, shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.

51.4 The parties hereto shall procure an appropriate clause in, or endorsement on, any “all risk” or fire or extended coverage insurance covering the Premises, the Building, the personal property, fixtures or equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to all other persons or entities occupying or using the Premises in accordance with the terms of the Lease. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provisions or consent to a waiver of right of recovery, each party shall advise the other of the amount of any such additional premiums by written notice and the other party shall pay the same or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or consent. It is expressly understood and agreed that Landlord will not be obligated to carry insurance on Tenant’s Property or Tenant’s work or insurance against interruption of Tenant’s business.

23.

51.5 Landlord hereby agrees to maintain insurance on the Building in the forms and amounts required by any holder of a mortgage on the Building.

51.6 Each party hereby waives all rights of recovery, claim, action, cause of action and releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which such party is insured under a policy containing a waiver of subrogation or naming the other party as an additional assured, as provided in this Article. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for the replacement, repair or restoration, as the case may be. Tenant shall advise insurers of the foregoing and such waiver shall be part of each policy maintained by Tenant which applies to the Premises, any part of the Premises or Tenant’s use and occupancy of any part thereof.

52.	ELECTRIC CURRENT

52.1 Tenant agrees that Tenant shall not make any electrical or mechanical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises (except that Tenant may connect standard office equipment without Landlord’s consent) without the prior written consent of Landlord, in each such instance and Tenant will at all times comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Tenant covenants and agrees that at all times its use of electricity will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Tenant shall not use any electrical equipment which, in Landlord’s sole judgment, will overload such installations or interfere with the use thereof by other tenants in the Building. In the event that, in Landlord’s judgment (considering the needs and consumption of power by other tenants or anticipated tenants in the Building), Tenant’s electrical requirements above those needed for normal office use necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air conditioning, the same shall be provided or installed by Landlord at Tenant’s sole expense, provided Tenant’s proposed installations shall be reasonably accommodated in the Building and shall not be detrimental, in Landlord’s engineer’s sole judgment, to the proper and economic functioning of the Building or the use and enjoyment by other tenants therein. The preceding sentence shall not give rise to any obligation of Landlord to deliver Tenant electrical service in excess of the amount provided for in this Lease. Any such installations shall be paid for by Tenant prior to Landlord’s commencement of the work therefor, such charges shall be chargeable and collectible as Additional Rental. In all electrical installations only rigid conduits or electrical metal tubing will be allowed.

24.

If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rental or Additional Rental, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise, unless such change, unavailability or unsuitability is due to Landlord’s gross negligence or willful misconduct and in such case only if and to the extent all of the other requirements of Section 66.6 are satisfied.

52.2 Electricity shall initially be furnished by Landlord to Tenant on a “submetering” basis, as follows:

52.2.1 If not already installed, Landlord shall, at its sole cost and expense, install a meter or meters for the purpose of measuring the electric current consumed in the Premises; and

With respect to the Premises and/or any portion(s) thereof that constitute less than a full floor of the Building, Landlord may, at its option, either:

52.2.2 Install a meter to measure the amount of Usage (hereinafter defined) with respect solely to the Premises and/or to such portion(s); or

52.2.3 Measure the amount of Usage with respect thereto through common meter(s).

Landlord shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant’s Cost payable by Tenant to Landlord for furnishing electrical current. Within fifteen (15) days after receipt of each such statement, Tenant shall pay to Landlord as Additional Rental hereunder, the amount of Tenant’s Cost as set forth thereon, failing which Landlord may, upon thirty (30) days’ written notice to Tenant, discontinue the service of electric current to the Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord’s agent incurring any liability to Tenant from any damage or loss sustained by Tenant by reason of such discontinuance of service.

For the purposes of this subsection, “Usage” shall mean the number of kilowatt hours of electric current consumed in the Premises, as measured by a meter or meters through which the electric current supplied to the Premises is drawn, for each calendar month or such other period as Landlord shall determine during the term of this Lease. In the event that all or a portion of the Premises is serviced by a meter that also services other space in the Building, then Usage with respect to the Premises or the portion thereof serviced by a common meter, as the case may be, shall be deemed to be an amount equal to the product of:

(x) The number of kilowatt hours measured by such meter, multiplied by

(y) The result (hereinafter called “Tenant’s Electric Share”) of:

(1) The rentable area of the Premises divided by

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(2) The aggregate rentable area of the premises serviced by such meter.

“Rate” shall mean the amount per kilowatt hour that would be charged, at the time in question, by the public utility company supplying electric current to the Building, at the rate schedule payable by Landlord from time to time, including, without limitation, all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate adjustment charges, taxes, and other sums payable in respect thereof, as if the Usage were the total current being purchased.

“Tenant’s Cost” shall mean an amount equal to the product of (i) the Rate, multiplied by (ii) the Usage, multiplied by (iii) 108%. If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant’s pro-rata share of such taxes shall be passed on to, and in included in the bill of, and paid by, Tenant to Landlord.

The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, electricity purchases and the redistribution thereof, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent to be less than an amount equal to the total of Landlord’s payment to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or on redistribution of same) plus eight percent (8%) for transmission line loss and other redistribution costs.

52.3 Intentionally deleted.

52.4 Notwithstanding anything contained herein, provided Landlord terminates the furnishing of electricity to at least sixty percent (60%) of the Building, Landlord also reserves the right to, upon sixty (60) days’ written notice to Tenant, terminate the furnishing of electricity to the Premises on a submetering basis, in which event, Tenant shall make application directly to the public utility for the Tenant’s entire separate supply of electric current and Landlord may, upon expiration of the aforementioned sixty (60) days, discontinue furnishing electric current to Tenant. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility shall be installed by Tenant (i) at Tenant’s sole cost and expense if Landlord is required by applicable law to terminate furnishing of electricity to the Premises on a submetering basis, and (ii) at Landlord’s sole cost and expense if Landlord has voluntarily chosen to terminate the furnishing of electricity to the Premises on a submetering basis. Rigid conduits only will be allowed. Landlord shall also permit its wire and conduits, to the extent available and safely compatible, to be used for such purpose. Irrespective of whether Landlord exercises any option set forth in this Article 52, Tenant shall not be released from any liability under this Lease and the Lease shall remain in full force and effect. Landlord agrees to sign all forms (provided same are reasonably acceptable to Landlord and further provided that Landlord incurs no cost in connection therewith) in connection with Tenant’s application to the public utility pursuant to this Section 52.4; provided, however, that if there is a cost in connection with such form, Landlord shall nonetheless sign said form and Tenant shall reimburse Landlord for such cost as Additional Rental within ten (10) days after Landlord’s written demand for same.

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Any meter(s) installed by Landlord or Tenant pursuant to this Article 52 shall be maintained and repaired by Tenant at Tenant’s sole cost and expense.

53.	BROKER

Tenant represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder with regard to the rental of the Premises from Landlord, other than Newmark Grubb Knight Frank (“Broker”) who shall be paid by Landlord pursuant to Landlord’s separate agreement with Broker. Tenant agrees to indemnify and hold Landlord harmless from any damages, liabilities, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees incurred in defending an action or claim or enforcing this indemnity) suffered, incurred or paid by Landlord by reason of any claim or action for a commission or other compensation by any broker or other entity or person other than Broker who claims to have dealt with Tenant in connection with this Lease or the rental of the Premises from Landlord. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

54.	BINDING EFFECT

It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing agent of the Building solely in its capacity as such agent and subject to Landlord’s acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been executed by Landlord and delivered to Tenant.

55.	LATE FEE

In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of five (5) Business Days, a “late charge” equal to the lesser of (a) Five Percent (5%) of the overdue payment or (b) the maximum amount allowable by law may be charged by Landlord and shall be payable by Tenant as Additional Rental on the first (1st) day of the month following Landlord’s demand therefor. It is expressly acknowledged and agreed that nothing herein contained shall be deemed or construed as permitting or allowing Tenant to make any payment of Fixed Rental and/or Additional Rental at a time other than when same shall be required to be paid pursuant to the provisions of this Lease. The acceptance of the late charge referred to in this Article shall not in any manner preclude Landlord from enforcing any of its rights contained elsewhere in this Lease.

56.	SECURITY DEPOSIT.

56.1 It is agreed that in the event Tenant defaults under the terms of this Lease beyond the expiration of all grace, notice and cure periods, Landlord may (but shall not be required to) use, apply or retain the whole or any part of the security so deposited for any sum Landlord may expend by reason of Tenant’s default, or for the payment of any past-due Fixed Rental or Additional Rental. In the event Landlord shall apply all or any portion of Tenant’s security in accordance with this Lease, Tenant shall promptly (but no later than fifteen (15) days after Landlord’s demand) deposit with Landlord an amount sufficient to restore such security to the amount set forth in Article 34. If Landlord retains or applies all or a portion of Tenant’s security deposit as a result of Tenant’s default in the payment of Fixed Rental or Additional Rental and Tenant fails to restore the same as aforesaid, Tenant’s failure to restore such security deposit shall be deemed to be a default in the payment of Additional Rental, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rental.

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56.2 In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the purchaser, and, to the extent such funds (or letter of credit, if applicable) are or is actually transferred by Landlord, Landlord shall thereupon be released by Tenant from all liability for the return of such security.

56.3 Tenant agrees that it shall not assign or encumber the funds deposited as security hereunder.

56.4 (A) Provided (i) Tenant has paid all Fixed Rental and recurring Additional Rental payments due hereunder (on or before the dates such payments were due to Landlord pursuant to the provisions of this Lease or prior to the expiration of any applicable notice, grace and/or cure periods) through the end of the thirty-sixth (36th) full calendar month following the Rent Commencement Date, (ii) Landlord has not at any time started an eviction or lease termination proceeding against Tenant due to Tenant’s failure to pay non recurring Additional Rental hereunder beyond the expiration of any applicable notice, grace and/or cure periods, and (iii) Tenant is not then in default under this Lease in the payment of Fixed Rental and/or recurring Additional Rental beyond the expiration of any applicable notice, grace, and/or cure periods, then in that event, Tenant shall have the right (by providing written notice to Landlord) to reduce the amount of the security deposit to $110,550.00.

(B) Provided (i) Tenant has paid all Fixed Rental and recurring Additional Rental payments due hereunder (on or before the dates such payments were due to Landlord pursuant to the provisions of this Lease or prior to the expiration of any applicable notice, grace and/or cure periods) through the end of the seventy-second (72nd) full calendar month following the Rent Commencement Date, (ii) Landlord has not at any time started an eviction or lease termination proceeding against Tenant due to Tenant’s failure to pay non recurring Additional Rental hereunder beyond the expiration of any applicable notice, grace and/or cure periods, and (iii) Tenant is not then in default under this Lease in the payment of Fixed Rental and/or recurring Additional Rental beyond the expiration of any applicable notice, grace, and/or cure periods, then in that event, Tenant shall have the right (by providing written notice to Landlord) to reduce the amount of the security deposit to $88,440.00. From and after the date that Tenant has reduced the amount of the security deposit to $88,440.00 (in accordance herewith), Landlord shall continue to maintain the sum of $88,440.00 as the security deposit under this Lease through the Expiration Date.

(C) In the event (i) Tenant fails to pay any Fixed Rental or recurring Additional Rental payment due hereunder (on or before the date that such payment is due to Landlord pursuant to the provisions of this Lease or prior to the expiration of any applicable notice, grace and/or cure periods) or (ii) Landlord starts an eviction or lease termination proceeding against Tenant due to Tenant’s failure to pay non recurring Additional Rental hereunder beyond the expiration of any applicable notice, grace and/or cure periods, then in either such event, the aggregate amount then being held by Landlord as the security deposit pursuant to the terms of this Lease shall remain unchanged and Tenant shall forego any future rights to reduce the amount of security deposit pursuant to this Section 56.4.

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57.	HOLDOVER

Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, the stay provisions of the Real Property Actions and Proceedings Law, and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. Tenant acknowledges that the timely surrender by Tenant of the Premises upon the expiration of the term of this Lease is an important inducement to Landlord in entering into this Lease. If the Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability, including, without limitation, all reasonable attorneys’ fees incurred by Landlord and related expenses, resulting from the delay by Tenant in so surrendering the Premises, and including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Premises after the termination of this Lease, without the execution of a new lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after the termination of the term of this Lease, a sum equal to one and one half (1.5) times the average Fixed Rental and the Additional Rental which was payable per month under this Lease during the last twelve (12) months of the term thereof. Nothing contained in this Article shall be construed to mean that Landlord has given permission for Tenant or anyone else who occupies the Premises to remain on in the Premises as a monthly tenant, or as a tenant from month to month, and Landlord may proceed to evict Tenant through a holdover or other lawful action or proceeding. Tenant’s obligations under this Article shall survive the termination of this Lease.

58.	APPLICABLE LAW

This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Premises and waives any right to trial by jury and the right to interpose any counterclaim (except for compulsory counterclaims) in any summary proceeding commenced by Landlord. If Tenant at any time after the date of the execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing an agent in New York County for service of process under the laws of the State of New York. Tenant, by notice to Landlord, shall have the right to change such agent, provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense, and a certified copy transmitted to Landlord.

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59.	HAZARDOUS MATERIALS

Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the Building “Hazardous Materials,” as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

60.	INTENTIONALLY DELETED.

61.	NOTICES

Any notice or demand which, under the terms of this Lease or under any statute, must or may be given or made by the parties hereto, shall be in writing, and shall be given or made by mailing the same by certified mail, return receipt requested, by a nationally recognized overnight courier service, or by personal delivery, addressed to the parties at their respective addresses hereinabove mentioned, with a copy of any notice to Landlord to be delivered simultaneously in the same manner to Landlord’s attorneys, Gerstein Strauss & Rinaldi LLP, 57 West 38th Street, 9th floor, New York, New York 10018, Attention: Jonathan Henry Gerstein, Esq. and with a copy of any notice to Tenant to be delivered simultaneously in the same manner to Tenant’s attorneys, Breslow & Walker, LLP, 100 Jericho Quadrangle, Suite 230, Jericho, New York 11753, Attn: Sheldon Greenblatt, Esq. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall be deemed delivered on the third (3rd) day after the notice is deposited in a United States General branch post office, maintained by the United States Government in the City of New York, enclosed in a certified, prepaid wrapper addressed as hereinbefore provided, or on the next business day after delivery to a nationally recognized overnight courier service, or, if sent by hand, on the date the same is actually delivered.

62.	ADDENDUM TO ARTICLE 16- BANKRUPTCY

62.1 If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant, but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be paid by such person for the assignment of this Lease.

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62.2 Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

62.3 Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

62.4 Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

62.5 The term “Tenant,” as used in this Article, includes any trustee, debtor in possession, receiver, custodian or other similar officer.

63.	RENT CONTROL

In the event the Fixed Rental or Additional Rental or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease by not less than thirty (30) days’ written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the Expiration Date. Landlord shall not have the right to so terminate this Lease if Tenant, within such period of thirty (30) days, shall, in writing, lawfully agree that the rentals herein reserved are a reasonable rental and agrees to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

64.	REPAIRS

64.1 Notwithstanding anything contained in Articles 3, 4, 6 or elsewhere in this Lease, all repairs and other work which Tenant is required to perform under any provision of this Lease may be performed by Landlord at Tenant’s cost, provided, however, that Tenant shall have ten (10) days’ notice prior to Landlord’s undertaking of any non-emergency repair which Landlord intends to undertake. Tenant shall be permitted to perform such non-emergency repair if it diligently pursues the undertaking thereof within such ten (10) day period. Tenant shall pay the cost of such repairs and other work, as Additional Rental, within fifteen (15) days after rendition of a statement therefor by Landlord.

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64.2 In addition to Tenant’s obligations under Article 4, Tenant, at its sole cost and expense, shall take good care of the Premises and all improvements, and air conditioning and heating equipment, building systems used by Tenant within the Premises, fire and safety systems within the Premises, and personal property located therein or throughout the Building, including, without limitation, all furniture, fixtures, machinery, equipment and all other personal property and stock purchased by Tenant or used in connection with the operation of its business at the Premises (all of the foregoing being hereinafter collectively referred to as “Tenant’s Property”), and Tenant shall make all necessary repairs to the Premises and/or Tenant’s Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen, provided, however, that Tenant shall not be obligated to make any repairs to the extent that the same is necessitated by the misuse and/or wrongful acts of Landlord, its agents, employees or contractors. Nevertheless, any damage to the Building (including, without limitation, the Premises, the Building and/or the roof), interior and exterior, structural or non structural arising from or caused by the misuse and/or wrongful acts of Tenant (or its licensees, subtenants, agents, servants, employees, invitees or contractors) shall be the liability of Tenant. Landlord shall be responsible for maintaining, repairing and when necessary, replacing all Building systems that affect the Premises unless such maintenance, repair and/or replacement is/are necessitated by Tenant’s (or its licensees, subtenants, agents, servants, employees, invitees or contractors) misuse and/or wrongful acts. Landlord shall also be responsible for making structural repairs to the Building (including the Premises) to the extent that (i) Landlord’s failure to make said repairs would affect the Premises, and (ii) said repairs are not necessitated by Tenant’s (or its licensees, subtenants, agents, servants, employees, invitees or contractors) misuse and/or wrongful acts.

64.3 Landlord shall provide air conditioning to the Premises via the Building air conditioning system (“A/C System”). Such air conditioning shall be provided during the cooling season on Business Days (as defined below) during standard Building cooling hours (8 am – 6 pm). Landlord shall be responsible for maintaining, repairing and when necessary, replacing the A/C System (but not any supplemental system installed by Tenant in the Premises) unless such maintenance, repair and/or replacement is necessitated by Tenant’s (or Tenant’s licensees, subtenants, agents, servants, employees, invitees or contractors) misuse and/or wrongful acts. Landlord will not be required to furnish any other services, except as otherwise provided in this Lease.

64.4 When used in this Article, the term “repairs” shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

64.5 Anything contained in this Lease to the contrary notwithstanding, Landlord acknowledges that it shall be Landlord’s responsibility to clean, maintain, repair and replace (subject to applicable legal requirements) the windows and window frames in the Premises, and to clean and maintain any and all interior bathrooms within the Premises at Landlord’s sole cost and expense unless any of the requirements of this Section 64.5 are caused by Tenant’s (or Tenant’s licensees, subtenants, agents, servants; employees, invitees or contractors) misuse and/or wrongful acts in which case same shall be performed by Tenant at Tenant’s sole cost and expense.

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64.6 Landlord acknowledges that it shall be Landlord’s responsibility to repair any leaks in the bathrooms or emanating through the windows or walls in the Premises or from the pipes servicing the Premises, except if the same are caused by Tenant’s (or Tenant’s licensees, subtenants, agents, servants, employees, invitees or contractors) misuse and/or wrongful acts in which case same shall be performed by Tenant at Tenant’s sole cost and expense.

65.	PHONE/INTERNET PROVIDERS.

65.1 Tenant hereby acknowledges that as of the date hereof, the following four (4) companies currently provide internet and/or telephone service to various tenants within the Building: Verizon, Cogent, Time Warner, and Everest. Should Tenant desire to contract with an additional telephone and/or internet provider, Landlord will (after receipt of Tenant’s written notification of such desire) use reasonable efforts to permit such company to install fibre in the Building so that Tenant may have the benefit of services from such provider provided and only condition that (i) Landlord incurs no costs whatsoever in connection therewith, (ii) Tenant is solely responsible for any costs in connection therewith, (iii) Tenant’s indemnification in Article 50 of this Lease shall apply and extend to any claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee as a result of this Section 65.1, (iv) no other Building tenant, Building occupant, or provider shall be disturbed or interfered with in any way as a result of such new provider or Tenant’s use of such new provider’s services, and (v) Tenant shall reimburse Landlord on demand for the reasonable costs (including without limitation reasonable legal fees) incurred by Landlord in connection with any such company installing fibre in the Building (including, without limitation, in connection with any license or other agreement with such provider that may be required) so that Tenant may have the benefit of services from such provider (which reimbursement shall not be refundable under any circumstance, including, without limitation, such provider actually entering into such license or other agreement and/or installing fibre in the Building and/or providing services to Tenant).

66.	LANDLORD’S SERVICES

66.1 Landlord shall furnish Tenant with the following services:

66.1.1 Non-exclusive passenger and freight elevator service during regular hours (that is, between the hours of 8:00 a.m. and 5:00 p.m. [“Regular Hours”]) of business days (which term is used to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal governments as legal holidays, and those days designated as holidays by the applicable building service union employees’ contract) through the year (“Business Days”). There shall be no use of the freight elevator by Tenant for construction deliveries. Tenant may use the freight elevator (on a non-exclusive basis and, except as expressly hereafter set forth, only during Regular Hours of Business Days) (x) for Tenant’s move-in to the demised premises, and (y) for Tenant’s move-out from the demised premises provided that in the case of both of subsections (x) and (y), Tenant has scheduled such use with the Building manager. Tenant shall also have the right, at no cost to Tenant, to use the Building freight elevator (on a non-exclusive basis) outside of Regular Hours of Business Days for Tenant’s move-in to the Premises and Tenant’s move-out from the Premises subject however, to all of the following: (i) Tenant not then being in monetary default or material non monetary default under this Lease beyond the expiration of any applicable notice,

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grace and cure periods, (ii) Tenant having provided Landlord with at least seventy-two (72) hours’ prior written notice specifying the hours during which Tenant requests overtime freight elevator use, (iii) such hours (a) being in blocks of not less than four (4) hours per block, and (b) not exceeding eight (8) hours in the aggregate, and (iv) other conditions reasonably beyond Landlord’s control which prevent the freight elevator from being available at such times. Subject to force majeure there shall be at least one passenger elevator available for use 24 hours a day, seven days a week, 365(6) days a year.

66.1.2 Furnish heat to the Premises during Regular Hours of Business Days as required by law. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Landlord is not required to furnish heat pursuant to the first sentence of this Section 66.1.2. Landlord shall (a) furnish heat to the Premises outside of Regular Hours of Business Days as required by law, and (b) provide air conditioning to the Premises via the A/C System during the Building cooling season but outside of standard Building cooling hours of Business Days provided and on condition that (in the case of subsection (a) or (b) of this Section 66.1.2): (i) Tenant has provided Landlord with a written request for such heat or air conditioning at least forty-eight (48) hours’ in advance (“After Hours Request”), (ii) Tenant specifies in the After Hours Request the number of hours that Tenant will require such heat or air conditioning, and (iii) Tenant pays for such air conditioning or heat at the rate of $750.00 per hour or Tenant’s pro-rata share thereof if other tenants of the Building request overtime air conditioning or heating during the same time (“After Hours Payment) (which After Hours Payment shall be deemed Additional Rental and shall be due and payable at the time of the After Hours Request).

66.1.3 Furnish hot and cold water for lavatory and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees to Landlord installing a meter or meters or other means to measure Tenant’s water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord’s cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord on demand for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

66.2 Landlord shall clean and maintain the Premises using either Landlord’s employees or a cleaning company contracted for and paid for by Landlord and chosen by Landlord in Landlord’s sole discretion. All waste and garbage shall be removed from the Premises to the outside of the Building by Landlord’s employees or by a private sanitation company independently contracted for and paid for by Landlord and chosen by Landlord in Landlord’s sole discretion. Tenant shall not store any garbage, cartons or inventory outside of the Premises. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governmental, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Notwithstanding the foregoing, provided and on condition that Landlord’s contractor’s rates are competitive and reasonable, Tenant agrees to employ (at Tenant’s sole cost and expense) Landlord’s contractor, as Landlord may from time to time designate, for any waxing, polishing and other cleaning or other maintenance work in or to the Premises and of

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Tenant’s furniture, fixtures and equipment in excess of the standard office cleaning services provided by Landlord (“Above Standard Cleaning Services”). Tenant agrees that the moneys payable by Tenant to Landlord for Above Standard Cleaning Services shall be deemed to be Additional Rental for the purposes of this Lease and shall be payable by Tenant within fifteen (15) days after a bill therefor is rendered by Landlord. Tenant agrees that it shall not employ any cleaning and maintenance contractor nor any individual firm or organization for such purpose without Landlord’s prior written consent.

66.3 Intentionally deleted.

66.4 Landlord reserves the right, without any liability to Tenant to stop operating any of the heating, ventilating, electric, sanitary, elevator, or other Building systems serving the Premises, and to stop the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or changes that Landlord is required by this Lease or by law to make or in good faith deems necessary, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord’s reasonable control. Notwithstanding the foregoing except in the event of an emergency, Landlord shall make reasonable efforts (to the extent within Landlord’s reasonable control) (i) to (in the case of stoppages that are likely to last more than one (1) Business Day) give Tenant reasonable advance notice of such stoppage either via the Building’s public address system, or via e-mail to info@olo.com, and (ii) to minimize any interruption to Tenant’s business, and (iii) to pursue the reasonable steps to re-commence providing services, provided that in the case of (i), (ii) and (iii), (a) no such efforts shall require Landlord to perform work on an overtime basis or to otherwise perform work in a manner that will increase the cost thereof to Landlord, and (b) Landlord shall have no liability for Landlord’s failure to make any such efforts, and (c) no failure to make any such efforts shall in any way affect Tenant’s obligations under this Lease. For the sake of certainty, this Section 66.4 does not pertain to an Interruption as a consequence of Landlord’s failure due to its default under this Lease in providing electricity, heating in the heating season, air conditioning during Building cooling hours of Business Days during the Building cooling season, lavatory facilities, or elevator service to the Premises. In the event of any such Interruption, Tenant may receive an abatement of Fixed Rental and recurring Additional Rental to the extent permitted by Section 66.6 if all of the other conditions predicate thereto in Section 66.6 of this Lease are also satisfied.

66.5 Subject to applicable law and force majeure, Landlord shall provide Tenant with access to the demised premises 24 hours a day, seven days a week, 365(6) days a year.

66.6 Notwithstanding anything to the contrary contained in this Lease, Landlord agrees that if during the term hereof, Tenant shall be materially interrupted in its ability to conduct its business in the Premises in a manner substantially comparable to the manner in which Tenant conducted such business therein immediately preceding such interruption (an “Interruption”) not as a consequence of force majeure but rather as a consequence of Landlord’s default under this Lease with respect to any express obligation of Landlord under this Lease to provide electricity, heating in the heating season, air conditioning during Building cooling hours of Business Days during the Building cooling season, lavatory facilities, or elevator service to the Premises, and provided (x) Tenant notifies Landlord in writing of such Interruption (“Interruption Notice”), (y)

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Tenant ceases operating its business in the entire Premises and does not operate its business in any portion of the Premises at any time during the thirty (30) day period described below (provided, however, that Tenant may at any time enter the Premises solely for the purpose of collecting work and Tenant’s belongings without same constituting Tenant operating its business for purposes of this Section 66.6); and (z) the need for the repair, replacement and improvement was not required, in whole or in part, as the result of the acts or omissions of, or breach of this Lease by, Tenant or any other persons occupying any portion of the Premises by, through or under Tenant, or any of its or their employees, servants, agents, contractors or invitees, then, if the Interruption shall continue for thirty (30) or more consecutive days after Landlord’s receipt of the Interruption Notice, the Fixed Rental, and recurring Additional Rental, payable by Tenant hereunder, shall abate from the day immediately following the expiration of such thirty (30) day period, to the day which is the first to occur of (A) the date Landlord gives notice to Tenant of the cessation of the Interruption (provided such Interruption has actually ceased), or (B) when Tenant or any other persons occupying any portion of the Premises by, through or under Tenant, or any of its or their employees, servants, agents, contractors or invitees occupies the Premises, or any part thereof, for business. For purposes of this paragraph: (a) elevator service shall be deemed provided if at least one elevator (passenger or freight) is provided, (b) lavatory facilities shall be deemed provided if lavatory facilities are offered to Tenant within three (3) floors of the Premises provided at least one (1) passenger elevator is working, (c) heating shall be deemed provided if Landlord provides heating by using supplemental or temporary or portable units, and (d) air conditioning shall be deemed provided if Landlord provides air conditioning by using supplemental or temporary or portable units. The foregoing provisions shall not apply in the event the Premises are damaged in whole or in part as a result of fire or other casualty, and in such event the provisions of Article 9 of this Lease shall govern.

67.	TENANT’S ALTERATIONS

67.1 Tenant may, without the consent of Landlord, from time to time during the term of this Lease and at Tenant’s sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called changes and, as applied to changes provided for in this Article, Tenant’s Changes) in and to the Premises, the estimated cost of which does not exceed $30,000.00 (exclusive of the costs of decorating work, carpeting and of any architect’s and engineer’s fees), as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

67.1.1 the outside appearance or strength of the Building, or of any of its structural parts, shall not be affected;

67.1.2 no part of the Building outside of the Premises shall be physically affected;

67.1.3 the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building and/or the Premises shall not be adversely affected, and the usage of such systems by Tenant shall not be increased;

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67.1.4 before proceeding with any change either costing in excess of $30,000.00 (exclusive of the costs of decorating work, carpeting and of any architect’s, attorney’s and engineer’s fees), or involving any change to the mechanical, electrical, sanitary, HVAC and/or other service systems, irrespective of cost, Tenant shall submit to Landlord, for Landlord’s prior approval, plans and specifications for the work to be done, drawn by a registered architect or duly licensed engineer. Provided and on condition that such change does not involve any change to the mechanical, electrical, sanitary, HVAC and/or other service systems and satisfies Sections 67.1.1, 67.1.2, and 67.1.3 (and therefore requires Landlord’s approval of plans and specifications only because of its cost), and further provided that Tenant satisfies the other requirements of this Article 67, Landlord’s approval of such plans and specifications shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Department of Buildings of the City of New York, the New York City Landmarks Preservation Commission (the “Landmarks Commission”), the Department of Labor and any other governmental authorities having jurisdiction with respect to Tenant’s Changes and any permits and special licenses which may be required for or in connection with Tenant’s Changes or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Department of Buildings of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant’s sole cost and expense. Landlord shall reasonably cooperate with Tenant in connection with the execution and delivery of documents necessary to obtain work permits. Nothing herein shall be deemed to, or operate to create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Department of Buildings of the City of New York or any other governmental authority having jurisdiction, unless caused by Landlord’s failure to reasonably cooperate with Tenant’s requests.

67.2 Before commencing any work estimated by Landlord to cost in excess of $100,000 to complete, Tenant shall furnish to Landlord such bonds for payment and completion or such other security for completion thereof and payment therefor as Landlord shall require and in such form as is satisfactory to Landlord and in an amount which will be one hundred and ten percent (110%) of Landlord’s estimate of the cost of performing such work.

67.3 Prior to the commencement of any work to the Premises, Tenant shall obtain from its contractor and all subcontractors performing work or delivering material to the Premises, and deliver to Landlord, written acknowledgements that (a) the work is being performed only at the request of Tenant, and not at Landlord’s request, and (b) Landlord is not deriving any benefit from the performance or completion of the work, and (c) that Landlord is not responsible for the payment for the work being performed.

67.4 Tenant shall, at its expense, obtain all necessary governmental licenses, permits and certificates for the commencement and prosecution of Tenant’s Changes, and, upon completion, obtain all necessary signoffs and certificates of acceptance and completion which may be required from such governmental authorities, and Tenant shall cause Tenant’s Changes to be performed in compliance with such licenses, permits and certificates, as well as with all applicable laws, codes, ordinances, regulations and requirements of public authorities (including, without limitation, the Landmarks Commission) and all applicable standards and requirements of insurance bodies, the New York Board of Fire Underwriters, the National Electric Code, the Occupational Safety and Health Administration, the American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the original installations

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in the Premises. Tenant’s Changes shall be performed during the hours of 8:00 a.m. to 6:00 p.m. on days other than Saturdays, Sundays and holidays in such a manner as not to interfere with the operation of the Building and (unless Tenant shall indemnify Landlord therefor to the latter’ s reasonable satisfaction), so as not to impose any additional expense upon Landlord in the maintenance or operation of the Premises, and so as not to interfere with the safety, use, occupancy, comfort or quiet enjoyment of any other tenant or occupant of the Building. Any work which shall interfere with the safety, use, occupancy, comfort or quiet enjoyment of any other tenant or occupant shall be performed at Tenant’s expense, and upon coordination with the Building manager. If Landlord incurs any costs or expenses in connection with the performance of Tenant’s Changes, Tenant shall reimburse Landlord for the actual costs and expenses incurred by Landlord. Throughout the performance of Tenant’s Changes, Tenant shall, at its expense, carry, or cause to be carried, builder’s risk insurance, insuring against loss from fire, vandalism or other risks as are customarily covered by a broad-form extended coverage endorsement on a completed value basis for the full insurable value at all times, workers’ compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, all as set forth in, and written by insurance companies described in, Article 51 hereof. All such insurance policies (other than the workers’ compensation) shall name Landlord and its agents as additional parties insured, and shall be in such limits as Landlord may reasonably prescribe and be placed with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant’s Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant’s Changes. Tenant shall not cause damage to the Building, building systems or any personal property of Landlord or any other tenant or occupant of the Building, and in the event of any such damage will promptly repair any such damage to Landlord’s satisfaction. If any of Tenant’s Changes shall involve the removal of any fixtures, equipment, or other property in the Premises that are not Tenant’s property, such fixtures, equipment, or other property shall be, upon Landlord’s request, stored and preserved, and returned to Landlord upon the expiration or sooner termination of this lease. All electrical and plumbing work in connection with Tenant’s Changes shall be performed by contractors or subcontractors licensed therefor by all governmental agencies having or asserting jurisdiction and reasonably satisfactory to Landlord.

67.5 Tenant shall pay to Landlord or its designee, within fifteen (15) days after demand, all reasonable out-of-pocket costs and expenses actually incurred by Landlord in connection with Tenant’s Changes, including the costs incurred in connection with Landlord’s review of the Tenant’s Changes (including review of requests for approval thereof).

67.6 Tenant, at its sole cost and expense, shall: (i) furnish evidence satisfactory to Landlord that all of Tenant’s Changes have been completed and paid for in full and that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise) or waived, and that no security interests relating thereto are outstanding; (ii) pay Landlord for the cost of any Tenant’s Changes done for Tenant by Landlord, and all other charges due hereunder; (iii) to the extent not previously provided, furnish to Landlord the insurance and certificates required by this Lease; and (iv) if an architect has been used, furnish an affidavit in the form recommended by the American Institute of Architects from Tenant’s registered architect certifying that all work performed in the Premises is substantially in accordance with the plans and specifications.

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67.7 Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, Tenant’s Changes that shall be issued by the Department of Buildings of the City of New York, the Landmarks Commission, or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord harmless from and against any and all notices of violation and mechanic’s and other liens filed in connection with Tenant’s Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises, and against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of, by bonding, payment or otherwise, all such liens within thirty (30) days after Landlord makes written demand therefor. Notice is hereby given that neither Landlord, Landlord’s agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the Premises or the Building.

67.8 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article shall not be done in a manner that would, in the reasonable judgment of Landlord: (a) create any work stoppage, picketing, labor disruption, or dispute; or (b) violate the Building’s union contracts affecting the Land and/or Building or Landlord’s union and/or service contracts, if any, affecting the Premises. In the event of the occurrence of any condition described above arising from Tenant’s exercise of any of its rights pursuant to the provisions of this Section 67.8, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to seek an injunction.

67.9 Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation or warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant’s purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant.

67.10 Landlord shall have the right to inspect Tenant’s work at any time to verify compliance by Tenant with the provisions of this Article. Landlord shall endeavor to provide Tenant with advance oral or written notice of Landlord’s desire to inspect Tenant’s work but Landlord shall have no liability and this Lease and Tenant’s obligations hereunder shall not in any way be affected if Landlord fails to provide such notice.

67.11 All work performed or installations made by Tenant (or by Landlord at Tenant’s request and expense) in and to the demised premises shall be in compliance with the requirements of Local Law 5 of 1973 of the City of New York, as heretofore and hereafter amended (“Local Law 5”). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii) installation of such additional fire control or detection devices as may be

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required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire Underwriters) as a result of Tenant’s manner of use of the demised premises. The design of such installations shall be at Tenant’s discretion so long as the results comply with Local Law 5. All Local Law 5 work and installations required to be undertaken by Tenant shall be performed at Tenant’s sole cost and expense and in accordance with plans and specifications and by contractors reasonably approved by Landlord.

67.12 For Tenant’s Changes, provided that Landlord’s expeditor’s fees are reasonable and competitive, Tenant must use Landlord’s expediter, at Tenant’s expense, for all filings and for the obtaining of all permits.

68.	SUBORDINATION AND ATTORNMENT

68.1 This Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, underlying leases and grants of term of the land on which the Building stands (“Land”) and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (iv) below, the “Superior Lease”); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivisions (iii) and (iv) below, the “Superior Mortgage”) whether or not the Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made or to be made under the Superior Mortgage; and (iv) all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions’ of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly (but no later than fifteen (15) days after any written request therefore) execute and deliver, at its own expense, any instrument, in recordable form, if requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request at any time and from time to time to evidence such subordination. The Superior Mortgagee may elect that this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to, or subsequent to, the date of such Superior Mortgage. If, in connection with obtaining, continuing or renewing of financing for which the Building, Land or the interest of the lessee under the Superior Lease represents collateral, in whole or in part, the Superior Mortgagee shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely increase the obligations of Tenant hereunder, diminish the rights of Tenant hereunder, or cause any change in (i) Tenant’s financial obligations (including, without limitation Fixed Rental or Additional Rental) hereunder, (ii) Building services, (iii) the size of the Premises, (iv) the permitted use of the Premises, (v) any assignment or sublet rights, (vi) the Credit, (vii) Tenant’s Proportionate Share, (viii) Landlord’s Work, or (ix) the term of this Lease.

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68.2 Landlord hereby notifies Tenant that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the Fixed Rental or Additional Rental, shorten the term or adversely affect in any other respect, to any material extent, the rights of Landlord hereunder, and that Landlord may not accept prepayments of any installments of Fixed Rental or Additional Rental except for prepayments in the nature of security for the performance of Tenant’s obligations hereunder, the first monthly installment of Fixed Rental, the Tax Payment if required to be prepaid as per Article 44 of this Lease, and the Money For Landlord’s Work, without the consent of any Superior Lessor or Superior Mortgagee in each instance, except that said consent shall not be required for the prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

68.3 If, at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any other person or the successors or assigns of the foregoing (collectively referred to as “Successor Landlord”) shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant’s Landlord under this Lease upon the then executory terms of this Lease, provided such Successor Landlord shall agree in writing to accept Tenant’s attornment. The foregoing provisions of this subparagraph shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments satisfactory to any such Successor Landlord in recordable form, if requested, to evidence and confirm the foregoing provisions of this subparagraph, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month’s Fixed Rental or Additional Rental, unless such modification or prepayment shall have been approved in writing by any Superior Lessor or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Landlord, provided all insurance to be maintained by the Landlord hereunder is thus maintained; or (v) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Landlord, or consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

68.4 If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished to Tenant, by delivering notice of such act of omission addressed to each such party at

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its last address so furnished, and (ii) a ten (10) day period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Lease or Superior Mortgage, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

69.	MISCELLANEOUS

69.1 Tenant hereby agrees to pay, as Additional Rental, all attorneys’ fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

69.1.1 Any action or proceeding by Landlord to terminate this Lease for a default by Tenant beyond the expiration of any applicable notice and cure periods;

69.1.2 Any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding) in which Landlord substantially obtains in such action or proceeding or by settlement thereof the relief sought by Landlord in bringing such action or proceeding;

69.1.3 Any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

69.1.4 Any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Tenant or this Lease.

Tenant’s obligations under this Section shall survive the expiration of the term hereof or any other termination of this Lease. This Section is intended to supplement, and not to limit, other provisions of this Lease pertaining to indemnities and/or attorneys’ fees.

69.2 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

69.3 No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall, at any time, request Landlord to sublet the Premises for Tenant’s account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant’s property in connection with such subletting.

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69.4 The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

69.5 No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Fixed Rental or Additional Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

69.6 The terms “person” and “persons” as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

69.7 If Tenant is in arrears in the payment of Fixed Rental or Additional Rental, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

69.8 The terms “Owner” and “Landlord” as used in this Lease are interchangeable. The terms “Article,” “Section” and “Paragraph” as used in this Lease are interchangeable.

69.9 If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated and is authorized to do business in New York State and that the person executing this Lease on behalf of Tenant is an officer of the organization authorized to execute this Lease.

70.	LEASE NOT BINDING UNLESS EXECUTED

Submission by Landlord of this Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until (i) Tenant shall have submitted to Landlord (a) at least four copies of this Lease to Landlord, duly executed by or on behalf of Tenant (and in the case that Tenant is a corporation, Tenant shall submit to Landlord a duly executed resolution of Tenant’s board of directors authorizing this Lease), (b) separate checks payable to the direct order of Landlord on a bank account in Tenant’s name in the amount of the first monthly installment of Fixed Rental payable upon the execution of this Lease, the security deposit, and any other monies payable by Tenant to Landlord (or third parties) on the execution hereof), (c) a certificate of insurance in form required in this Lease and (d) any other deliveries specifically called for under this Lease to be submitted to Landlord on or prior to the commencement date of the Term and (ii) Landlord shall have countersigned this Lease and duplicate originals thereof shall have been delivered by Landlord to Tenant. In the event Landlord countersigns and delivers this Lease to Tenant at a time when any of the aforementioned deliveries have not been received by Landlord or are not in proper form, this Lease shall be effective, but Tenant shall remain obligated to provide such deliveries, the same not being waived by Landlord, unless Landlord specifically waives receipt of the same in writing.

43.

71.	SUBMISSION TO JURISDICTION

This Lease shall be deemed to have been made in New York County, City and State of New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder, and their successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein, and consent that such process be served by certified or registered mail, return receipt requested, directed to the Tenant and any successor at Tenant’s address hereinabove set forth, or to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three (3) days after such process is so mailed.

72.	QUALIFICATIONS AS TO USE

Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way, (i) violate any of the provisions of any Superior Mortgage or Superior Lease, or the requirements of public authorities, (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (iii) make unobtainable from reputable insurance companies authorized to do business in the State of New York any fire insurance with extended coverage, or liability, elevator, boiler, or other insurance required to be furnished by Landlord under the terms of any Superior Mortgage or Superior Lease at standard rates, if obtainable at such rates prior to the execution and delivery of this Lease; (iv) cause or in Landlord’s reasonable opinion be likely to cause physical damage to the Building or any part thereof; (v) constitute a public or private nuisance or otherwise violate any law relating to the protection of the environment or requiring manufacture, treatment or disposal of any material used by Tenant at the Premises in any particular manner; (vi) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building; (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in a manner as may offend other tenants or occupants of the Building; (viii) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord; (ix) violate any provision of law pursuant to which Landlord may incur civil or criminal liability as a result of Tenant’s action, including, without limitation, civil or criminal forfeiture, padlocking or other restraint of the Premises or the Building by governmental authority; or (x) increase the pedestrian traffic in and out of the Premises and/or the Building above an ordinary level. Landlord shall not be liable for the violation by any tenant or other party of the rules and regulations of the Building or for such other party’s breach of its lease.

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73.	PARTNERSHIP TENANT

If Tenant is a partnership (or is comprised of two [2] or more persons, individually and as co-partners of a partnership), or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two [2] or more persons, individually and as co-partners of a partnership) pursuant to Article 48 (any such partnership and such persons are referred to in this Article as “Partnership Tenant”), the following provisions of this Article shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant and all Such parties shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article).

74.	CERTIFICATE OF OCCUPANCY

Tenant shall not at any time use or occupy the Premises in violation of the Certificate of Occupancy (as the same may be amended from time to time) issued for the Premises or for the Building, and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such Certificate of Occupancy, Tenant shall, upon five (5) days’ written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease, and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of this Lease.

75.	ACCESS TO PREMISES

Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Landlord shall comply with Article 13 of this Lease (including, without limitation, Insert 13.1) in connection with Landlord entering the Premises.

45.

76.	USE OF PREMISES

Under no circumstances whatsoever shall the Premises or any part thereof be used: (1) as a multiple tenancy; (2) by a foreign or domestic governmental agency; (3) as a betting parlor or gambling casino; (4) by a utility company; (5) as a restaurant, luncheonette or coffee shop; (6) for the on-premises or off-premises sale of alcoholic beverages or as a catering or events facility; (7) for the sale of candy or cigarettes; (8) as an amusement arcade or for use of video games, pinball machines or other customer-attracting devices; (9) for the playing of amplified music, for live entertainment, for dancing or as a discotheque or club; (10) for the sale, display or rental of “adult” or pornographic books, magazines or videos; (11) as a medical, psychiatric, abortion, drug or alcohol clinic; (12) as an employment agency or search firm or school or training center; (13) for retail, manufacturing or residential use; (14) a bank or trust company, industrial bank, safe deposit business, savings & loan association or loan company; (15) school, college, university or educational institution whether profit or not-for-profit; (16) a public stenographer or typist or secretarial service; (17) barber shop, beauty shop, beauty parlor; (18) telephone or telegraph agency; (19) messenger service; (20) travel or tourist agency; (21) commercial document reproduction or offset printing service; (22) labor union; (23) a firm whose principal business is a real estate brokerage or a company engaged in the business of renting office or desk space; and/or (24) for any use other than the use set forth in Article 2.

77.	EXCLUSION OF PERSONS FROM PREMISES, AND DELIVERY SYSTEMS

As of the date hereof, Landlord does not accept deliveries of mail, air courier packages, express packages and other packages of any kind on behalf of tenants of the Building. Notwithstanding the foregoing, Landlord reserves the right to install or maintain any security system(s) or procedure(s) that Landlord deems necessary in the Building and exclude from all portions of the Building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant. In such event Landlord shall accept on behalf of Tenant all deliveries of mail, air courier packages, express packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers and couriers to pick up mail or packages left by Tenant, and shall provide an area to be used for such purposes to which Tenant’s employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to Tenant, provided, however, that Landlord may elect to provide such distribution to Tenant at Tenant’s expense. Tenant shall comply with Landlord’s rules relating to such area and services. Neither Landlord nor Landlord’s agents or security personnel shall be liable to Tenant or Tenant’s agents, employees, contractors, customers, clients, invitees or licensees or to any other person for, and Tenant hereby indemnifies Landlord and Landlord’s agents and security personnel against, liability in connection with or arising out of damage to mail or packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Paragraph (including any liability in respect of the property of such persons), unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents or security personnel. No representation, guaranty or warranty

46.

is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedure without liability to Tenant.

78.	ADDENDUM TO RULES AND REGULATIONS

The following additional Rules and Regulations are hereby incorporated into and made a part of the Rules and Regulations set forth at the end of the printed form of the Lease:

78.1 Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by Tenant or Tenant’s employees, licensees or invitees. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

78.2 Notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the Premises to the exterior of the Building beyond the horizontal plane of the exterior windows of the Premises or beyond the Premises within the interior of the Building nor may Tenant place any signs on or in any windows.

78.3 Attached hereto as Exhibit C is a copy of additional Rules and Regulations for the Building.

79.	SCAFFOLDING

In the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building’s facade (whether at Landlord’s option or to comply with law), Landlord may erect scaffolding, “bridges” and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the Premises, and notwithstanding that access to portions of the Premises may be temporarily diverted or partially obstructed, provided, however, that Landlord agrees to use reasonable efforts to minimize impairment of access to the Premises. Landlord shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenant’s business or access to the Premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord’s covenant of quiet enjoyment or entitle Tenant to any abatement of rent.

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80.	CERTIFICATE OF TENANT

Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than twenty (20) days’ prior written notice, to execute, acknowledge and deliver to Landlord and/or any other person, firm or corporation specified by Landlord, a statement (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, (ii) certifying the dates to which the Fixed Rental and Additional Rental have been paid and the amounts thereof, (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, and (iv) certifying to the best of Tenant’s knowledge such other information as Landlord may reasonably request. Tenant acknowledges and agrees that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

81.	SUBLEASE

81.1 Notwithstanding anything to the contrary contained herein, Tenant acknowledges that this Lease is a sublease of the demised premises and is subject and subordinate to all of the terms, covenants, conditions, agreements and provisions in (i) the lease dated March 1, 1920 between Elmer E. Smathers, and landlord and Standard Oil Company of New York, as tenant (“Prime Ground Lease”) and (ii) the sub-lease dated November 30, 1989 between Mobil Oil Corporation, (successor in interest to Standard Oil Company of New York) as sub-landlord and Independence Partners, (Landlord’s predecessor-in-interest), as sub-tenant, (“Ground Lease”) (such lease and sublease as the same have been amended and assigned are hereinafter severally and collectively called the “Superior Documents”).

81.2 Anything in this Lease to the contrary notwithstanding, if there exists a breach by Landlord of any of its obligations under this Lease caused solely by a corresponding breach by the lessor under any Superior Document of its obligations thereunder, then and in such event, Tenant’s sole remedy against Landlord in the event of any such breach of obligations under this Lease, shall be the right to pursue a claim at Tenant’s sole cost and expense in the name of Landlord against such lessor. Landlord agrees that it will, at Tenant’s expense, cooperate with Tenant in the pursuit of such claim.

81.3 Landlord and Tenant agree that the leasehold estate created by this Lease shall not merge with any other estate held by Landlord or an affiliate of Landlord in the property of which the demised premises form a part or any other interest of Landlord in the demised premises and the Building, unless Landlord shall expressly elect to have such estates merge.

81.4 Tenant agrees (a) in the event of the termination of the Superior Documents, this Lease shall not terminate or be terminable by Tenant, (b) in the event of any foreclosure action by the holder of the Superior Mortgage, this Lease shall not terminate or be terminable by Tenant by reason of the termination of the Superior Documents unless Tenant is specifically named and joined in any such action and unless a judgment is obtained against Tenant, and (c) in the event the Superior Documents are terminated as aforesaid, and a “new lease” is granted. Tenant shall attorn to Landlord or any Successor Landlord as the case may be.

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82.	DIRECTORY LISTINGS

Landlord shall, at no cost to Tenant, provide Tenant with Tenant’s Proportionate Share of directory listing(s) in the Building directory. If, at the request of and as an accommodation to Tenant, Landlord shall place upon such directory board one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the Premises to such persons, firms or corporations.

83.	DOWNTOWN INCENTIVES GENERALLY; LOWER MANHATTAN COMMERCIAL REVITALIZATION PROGRAM

83.1 Landlord acknowledges that Tenant plans to apply for certain State and Local business incentives. If Tenant is successful in receiving same, some of these business incentives may accrue and be payable by State and Local authorities directly to Tenant and others may accrue to Tenant but be passed through to Tenant through the Landlord. Landlord agrees to: (a) sign all forms (provided same are reasonably acceptable to Landlord, same do not affect Landlord’s rights or Tenant’s obligations under this Lease, and further provided that Landlord incurs no cost, expense, or liability in connection therewith) in connection with Tenant’s applications for business incentives and the granting or denial of same, and (b) pass such business incentives through to Tenant (to the extent actually received by Landlord) provided that Tenant has (I) paid all costs in connection with any such application, (II) reimbursed Landlord for Landlord’s reasonable out-of-pocket expenses in connection with any such application (as required by subsection (v)(II) of the following paragraph), and (III) provided Landlord with written evidence of Landlord’s receipt of such incentives being the sole result of Tenant’s application.

Tenant acknowledges and agrees as follows: (i) Landlord has made no representation or warranty whatsoever with respect to (y) whether any incentives are or are not currently or in the future available, or (z) whether any incentives will or will not be granted, (ii) this Lease and Tenant’s obligations hereunder are in no way conditioned upon Tenant receiving any incentives, (iii) Tenant shall not be entitled to any abatement or credit against Tenant’s obligation to pay Fixed Rental or Additional Rental as a result of this Article 83 including, without limitation, as a result of Tenant’s application(s) for incentives (irrespective of whether Tenant is successful in obtaining such incentives), (iv) nothing contained in this Article 83 including, without limitation, Tenant’s ability or inability to obtain incentives shall provide Tenant with any right to terminate this Lease, (v) Landlord shall incur no cost, expense, or liability as a result of this Article 83 and therefore (I) any application shall be made by Tenant at Tenant’s sole cost, and (II) Tenant shall within ten (10) days after Landlord’s written demand, reimburse Landlord as Additional Rental for Landlord’s reasonable out-of-pocket expenses in connection with any application pursuant to this Article 83, and (vi) Tenant’s indemnification in Article 50 of this Lease shall apply and extend to any claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee as a result of this Article 83.

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83.2 All of the foregoing provisions of this Article 83 shall apply in connection with Tenant’s application to receive real estate tax abatements that may or may not currently be available under the Lower Manhattan Commercial Revitalization Program pursuant to Title 4 of the New York Real Property Tax Law (RPTL). In connection therewith a) Tenant’s Proportionate Share is as set forth in Section 44.5 of this Lease (ie. 1.14%), and b) Tenant is hereby informed that, provided Tenant complies with the terms and conditions hereof and the Lease:

(A) An application for the Lower Manhattan Commercial Revitalization Program Tax Abatement pursuant to Title 4 of the RPTL will be made (by Tenant) for the Premises;

(B) The Additional Rental including amounts payable by Tenant for real property taxes will accurately reflect any abatement of real property taxes granted for the Premises as a result of Tenant’s application pursuant to Title 4 of the RPTL;

(C) At least $5.00, $10.00 or $35.00 per square foot in the abatement zone must be spent on improvements to the Premises and the common areas of the Building, the amount being dependent upon the length of the lease, lease type and number of employees.

(D) All abatements granted will be revoked if, during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision 4 of Section 499-f of the RPTL.

Again, for the sake of certainty (and without limiting the generality of Section 83.1 of this Lease), (i) this Section 83.2 shall be subject to all of the provisions of Section 83.1 of this Lease, (ii) Landlord shall not as a result of Section 83.2 be required to perform any work or expend any money beyond what is expressly required by the other provisions of this Lease, (iii) in the event of any conflict between this Section 83.2 and Section 83.1, Section 83.1 shall govern, and (iv) in the event of any conflict between this Section 83.2 and any other provision of this Lease, said other provision of this Lease shall govern.

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50.

In Witness Whereof, Landlord and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

LANDLORD:

BROADWAY 26 WATERVIEW LLC

By:
Name:
Title:

Federal ID No.: 77-0671055

TENANT:

MOBO SYSTEMS, INC., D.B.A. OLO

By:
Name: Matthew J. Tucker
Title: COO

Federal ID No.: 20-2971562

EXHIBIT A

DESCRIPTION OF PREMISES

[This drawing of the Premises is only an approximation of the space demised, and

Landlord makes no representation that the dimensions indicated on this drawing are the actual dimensions of the Premises.]

EXHIBIT B

LANDLORD’S WORK

1.	Deliver in Building-standard manner, connection points for Tenant’s strobes, speakers, and panels;
2.	Connect Tenant’s strobes, speakers and panels to the Building’s Class E fire alarm system;
3.	Provide ACP-5;
4.	Provide electric current of at least 6 watts per usable square foot (separate from A/C System);
5.	Refurbish all existing restrooms within Premises in Building-standard manner with all existing restroom fixtures in working order; and
6.	Perform the work described in Plans (as defined in Note C below).

Landlord shall only be obligated to perform the items that are set forth above on this Exhibit B. All other items are not Landlord’s Work and shall not be performed by Landlord. Such other items may be performed by Tenant pursuant to Article 67 of the Lease.

UNLESS SPECIFICALLY INDICATED OTHERWISE, ALL LANDLORD’S WORK

SHALL BE OF MATERIAL, DESIGN, FINISH AND COLOR OF THE BUILDING

STANDARD ADOPTED FROM TIME TO TIME BY LANDLORD.

Notes:

A.	All work shall be performed, furnished, installed, and provided by or through contractors and suppliers of Landlord’s choice.

B.	All materials shall be as specified subject to availability and/or equivalent.

C.

With respect to item 6 above, “Plans” shall mean plans to perform only the work described in the Work Letter and the Drawings both of which are attached hereto as Exhibit B-1. Any work to ready the Premises for Tenant’s occupancy that is not included in said Work Letter or Drawings shall be deemed “Additional Work”. With respect to Additional Work all of the following shall apply: (i) Additional Work shall not be deemed part of the Plans and therefore (a) shall not be included in Landlord’s Work, and (b) shall not be a condition predicate to the Rent Commencement Date, (ii) Landlord shall have no responsibility whatsoever for the payment of, performance of, or quality or workmanship of Additional Work, its compliance with law, or otherwise, (iii) all Additional Work shall be performed by Tenant at Tenant’s sole cost and expense, and Tenant shall also have sole responsibility for filing any required plans and obtaining any required permits and governmental approvals for the performance of Additional Work, (iv) all Additional Work shall be deemed Tenant’s Changes and shall be subject to all of the requirements of Article 67 of this Lease (including, without limitation, Landlord’s consent requirement, if applicable), (v) Additional Work may be performed prior to the Rent Commencement Date subject to all of the provisions of Section 42.4 of this Lease, and (vi) if any Additional Work (including, without limitation, the proposal, plan filing and/or performance thereof) or other action done by or on behalf of Tenant results in a stoppage of or interference with Landlord’s Work, and Tenant does not immediately cease such interference upon notice (which may be oral, written or by electronic mail) to Tenant so that Landlord’s Work may be resumed or continued without such interference, then any continuation of such stoppage or interference shall constitute a Tenant’s Delay.

D.	In the event of any conflict between Exhibit B and Exhibit B-1, Exhibit B-1 shall control.

EXHIBIT B-1

WORK LETTER AND DRAWINGS

New Building Standard

Work Letter

26 Broadway, New York NY

1)	General Construction

Landlord agrees at its sole expense and without charge to Tenant to do the following work, all of which unless otherwise indicated, shall be of material, manufacture, design, capacity and finish selected by Tenant from Landlord’s samples as standard of the building (“Building Standard”). In the event that the specifications herein do not meet the minimum code, then and in such event Landlord shall substitute the higher standard required by code.

All materials and installations shall meet to the best extent possible or exceed all required government codes including, but not limited to: the American Disabilities Act (ADA), Mechanical, Electrical and Plumbing Codes, Fire Code, Department of Health, NYC Building Departments, etc. All architectural and mechanical plans and specifications shall be provided by Landlord as well as all building permits at Landlord’s expense. Class E fire system and all points shall be installed as per code.

All references to the “plan” or “Plan” shall refer to the Spector Group Plan and finish and lighting plan dated December 16, 2013 and floor plan dated January 27, 2014 attached hereto.

2)	Demolition

a)

All demolition necessary to complete the work as set for the herein and on the plans shall be performed including but not limited to partitions, electrical, duct work, mechanical equipment, flooring, bathrooms, plumbing etc.

3)	Floors

a)

Furnish and install building standard loop carpeting, as selected by tenant from building standard selections (26 ounce 100% solution dyed nylon or an allowance of $20 PS yd. for material only, installation to be provided), glued down to existing slab with 4” cove vinyl base in tenant’s choice of color.

b)

Furnish and install building standard vinyl composition tile (Kentile-standard series) in lieu of carpet with building standard 4” vinyl cove base, as selected by tenant from building standard selections, in areas designated by the tenant.

c)	The concrete floor as indicated on the Plan shall be prepped and sealed with Tenant approved sealer.

d)	Bathrooms shall receive building standard bathroom tiles and base. Colors to be selected by Tenant from Landlord’s samples.

d)	Removal of existing flooring and prepare the slab to receive new floor finishes.

4)	Ceilings

a)	Furnish and install Armstrong tegular tile #584 standard grid color: white 2x2 in offices and corridor as indicated by plan

b)	All ceilings will be continuous to the exterior walls above window.

c)	Ceiling height shall be above the top of the perimeter windows but not less than 9’0” unless required due to field conditions.
d)

There is no ceiling grid indicated for corridors—corridor ceilings are noted as exposed painted deck with architectural duct work per Plan. Reception area is noted on plan to have exposed painted deck with architectural duct work.

e)	Exposed slab ceiling with sheetrock cladding in open area as indicated by plan.

5)	Partitions

a)	The landlord will provide demising partitions. Installed in accordance with NYC building code, one hour fire rated, slab to slab partitions

b)

Building standard partition within tenant spaces shall extend from the floor to six inches above the suspended ceiling and shall be framed with 2 1/2 by 25 gauge steel studs at 16” on center. One (1) layer of 5/8” gypsum wall-board (sheetrock) will be provided on each side and will be taped and triple coat spackled on the exposed side.

c)	Partitions terminating at the building exterior will meet either a window mullion or column. No partitions, which interfere with the operation of a window or obscure a window, will be permitted.

d)

There will be a curved wall separating reception and the print/copy area. This wall is proposed to receive millwork (for both reception and print/copy area) which shall be a Tenant extra. Determination on millwork will be based upon cost to Tenant.

e)

As indicated on the Plan landlord shall provide and install glass partition office fronts. The glass partitions shall be 1⁄2 clear tempered glass, butt glazed, top and bottom channel from finished floor to top of 8’0” foot high.

f)

the 2 meeting rooms are fully enclosed by glass, the lab, also the engineer workstation area has glass entrance points as does Meeting Room 3. The conference room is enclosed by a stationary glass wall and movable glass wall. Details on the Engineers glass fronted office needs to be further detailed because the glass wall engages the 2 glass meeting areas and the lab as shown on the Plan.

g)	Bathroom partitions to be full height partitions to the underside of deck.
h)

6)	Doors and Frames

i)	Doors shall be hollow metal door with hollow metal frame. 3’ -0” x 7’ -0” with 18” x 18” metal louver at bottom of door.

ii)

In lieu of Main entrance doors will be a pair of glass doors with 6’ -0” x 8’ 6” x 1⁄2 thick clear tempered Herculite glass doors, landlord to provide and install recessed in the ceiling roll away doors in locations as per plan.

iii)	Doors where there are glass wall office fronts shall be 1⁄2 inch clear herculite glass doors with pivot hinges and door pulls. Lockset located in bottom stile into floor.

)	Hardware — except as specified elsewhere in this workletter landlord shall provide:

i)	Building standard glass entry doors will be provided with the following.

(1)	Patch fitting on top and bottom

(2)	Concealed overhead closer (90° No. HO.)

(3)	Bottom Pivot

(4)	1 1⁄4” dia. X 72” overall ladder style pull/push handles

(5)	Deadbolt lock with key cylinder outside and thumb turn inside

Note: All exposed materials — satin stainless steel finish

ii)	Building Standard office and conference room doors will be provided with the following.

(1)	butt hinges

(2)	Schlage lever latches

(3)	Schlage lever lock sets

(4)	Door stop:

(5)	Silencers

7)	Finishes

a)

All partitions will be painted with one prime coat and one or two, if required finish coats in colors to be selected by tenant from building standard material palettes. Paint will be Benjamin Moore color preview or equal. All paint shall be eggshell finish. Semi gloss on all doors, bucks & metal enclosures. Twenty percent (20%) of the partitioning may be painted in an accent color on walls (one accent color only) from corner to corner. No striping will be provided.

b)

All Trim will be painted with one prime coat and one or two, if required, finish coats in colors to be selected by tenant from building standard selections. Paint will be Benjamin Moore color preview or equal. All paint shall be satin finish. Tenant to select building standard finishes.

8)	Electric

a)

Electrical capacity will be provided at 6 watts connected load per rentable square foot at the floor electrical closet at 220 volts exclusive of HVAC equipment except any supplemental equipment required by Tenant, if any. The 6 watts shall be provided to the electrical closet with all required transformers, panels and circuit breakers.

b)

Lighting shall consist of a 2’ x 4’, 5-1⁄2” deep basket fluorescent lay in fixture with two (2) 31watt T8 lamps and electronic ballast in areas of drop ceiling. Attached Pendant lighting shall utilized for open ceiling areas.

c)	Emergency lighting equipped with battery backup, will be provided by landlord within the demised premises in compliance with applicable codes.

d)	Except as indicated elsewhere in this section Electrical receptacles shall be provided in building standard partitions as follows.

iv)	20V 15A wall recepticle:1 per every 150RSF.

v)	Dedicated 120V 20A wall receptacle:2 in addition to IT Closet.

vi)	GFI receptacle:see pantry area and as required by code in bathroom.

vii)	One quadruple electrical wall receptacle may be exchanged for two duplex outlets.

e)	In kitchen or pantry, minimum of two dedicated quad GFI outlets on wall above countertop, plus outlets for refrigerator, microwave, dishwasher, and water cooler.

f)

Landlord shall wire all workstation connections with electric. All connections and loads shall be based upon the attached specifications and shall be either core drilled or through a partition wall or column. Power poles are unacceptable. Tenant will provide electrical specifications for workstations but not more than one 20 amp circuit per four workstations from Tenant supplied whip

g)	Light switches shall be provided as follows:

i)	One (1) switch per room.

ii)	Open office areas shall be provided with switches so that one half (1/20 of the lights in an area greater than 500 SF may be shut off at one time.

i)

Class E Fire alarms system, points, devices and all required life safety systems and components including relays if required for Tenant’s card key security system shall be provided in compliance with applicable codes for office occupancies as per the plan. Special fire alarm devices or systems for computer rooms as opposed to a standard IT closet as per plan, supplementary air conditioning systems, food service facilities except pantry as per plan, file rooms, or other non-typical office construction shall be provided by the tenant at tenant’s sole cost and expense. Final connection of all fire alarm systems provided by tenants to the building fire alarm system shall be by the landlord’s fire alarm contractor at tenant’s expense.

j)	Conduit for Tenant’s telecommunication from the building entry point to the floor shall be provided by Landlord. Such conduit can be a common with other tenants.

k)

Provide blocking and electric for flat screens in conference rooms, 2 conduits from monitor to under conference tables for electric and computer cabling, outlet core drill under conference table, plus 4 additional duplex outlets in large conference room.

9)	Appliances

a)	All appliances including dishwasher are to be supplied by the tenant.

10)	Heating. Ventilation, and Air Conditioning

a)	Air Conditioning

i)

Landlord shall deliver the Demised Premises to Tenant with properly functioning heating, ventilation, and air-conditioning of sufficient capacity to service the Demised Premises for normal office use during normal business hours — Monday to Friday 8:00AM — 6:00PM excluding major holidays.

b)

Landlord to provide air handler unit on the floor to service the Premises in good working order and be responsible to repair or replace during the Term. All HVAC is provided through the Building’s systems which Landlord shall provide during the Term.

c)	In the open ceiling area landlord to provide circular architectural ducted supply and returns with standard duct work and diffusers in the dropped ceiling area.

d)	Landlord shall design and engineer the system and distribution based upon the plan.

e)

Furnish and install all required diffusers, returns, ducts, dampers, VAVs and controls as required to provide a complete system. There shall be a separate VAV for each row of offices based upon window exposure, one for each conference room and as interior VAV’s as required based upon the layout.

f)

The system shall be designed to maintain, within normal tolerances for office spaces with a maximum population of one person for each 100 square foot of tenant area, with inside space conditions of 74 F dry bulb when the outside temperature is 91 F dry bulb and 74F mean coincidental wet bulb. During the winter heating season, the system will be capable of maintaining a minimum temperature of 72 F dry bulb when the outside temperature is 11 F dry bulb. The figures are for normal occupied periods and reflect the ASHRAR .4% outdoor conditions.

g)	At substantial completion of the work, the HVAC system shall be balanced to confirm conformance to design criteria as practical.

11)	Telecommunications

a)

Voice, high-speed data, and high speed Internet access will be available to every tenant space at tenant cost. Tenant will have the option of choosing any telephone carrier, Internet provider, data transmission carrier, etc., at the sole cost and expense of the Tenant.

b)

A telephone junction box and conduit can be provided for tenant telephones at the rate of one (1) per every 200RSF extending from IDF & One (1) dragline can be provided for each conduit at the sole cost and expense of the Tenant.

12)	Tenant Identification

a)	The design of identification shall conform to the Building Standard, and shall be approved by Landlord at the Tenant’s expense.

b)	In cases where a tenant had two corridor entry doors, one shall be designated as the principal entry only. Secondary doors shall have no identification whatsoever, except the room or suite number.

13)	Pantry

a)

The landlord will provide a sink with hot & cold water and a 6’ Caesarstone with full height backsplash from surface of countertop to bottom of upper cabinet of tile or metal laminate, with drop down to 32” at sink location for ADA (color selected by tenant counter and laminate base and overhead cabinets. Sink height and facet type shall meet ADA standards. At Pantry and Lunch room add new plastic laminate pantry base and hanging cabinets. Base cabinets shall be 36” high with drop down to 32” at sink location for ADA. Furnish and install all required blockings and grounds.

b)

Pantry to have plumbing for landlord provided dishwasher, base and top cabinets with countertop (6”backsplash), ADA compliant sink and faucet, 2 GFI outlets on the countertop plus outlets for the refrigerator, water cooler; water supply with shut off valves for coffee maker, water cooler, and ice maker.

b)	Furnish and install all necessary rough plumbing work for water supply and drainage at new pantry including dishwasher.

c)	Provide water supply with shut off valves for at counter top for coffee maker, ice maker and water cooler in the pantry.

~~14)~~	~~Sprinkles~~

~~a)~~

~~Modify existing sprinklers or provide new throughout as required by code. Sprinkler heads shall be concealed type. Provide all necessary adjustments to existing piping and installation of new piping as required for the sprinkler work.~~

15)	Millwork

a)	Coat closets shall receive closet hang rod and hat shelf.

b)	Telephone / Server room to have on sheet of 4’ X 8’ smooth finish plywood sheet painted to match walls.

c)	Millwork as specified on the drawings shall be provided at Tenant’s option at Tenant’s sole cost and expense.

16)	Elevator Lobby

a)	Elevator lobby shall be renovated with mutually agreeable finishes and improvements. It is agreed by the parties that the existing marble on the walls and floor shall remain.

17)	IT Room

a)	Provide and install a louvered door with temperature controlled exhaust fan for the IT room.

b)	Provide one wall in the IT room with plywood painted to match.

c)	Provide up to 4 dedicated quad outlets in the IT room

d)	Provide building standard VCT flooring in IT room

18)	Tenant’s Responsibility

a)	Tenant shall be responsible for installation of telephone and computer cabling and equipment. Landlord shall furnish and install empty back boxes and plates.

b)	Landlord will not install any Tenant specialized equipment.

c)	Tenant agrees to coordinate Tenant’s contractor’s work with Landlord’s contractor’s work.

d)

All work by Tenant’s contractors including but not limited to the installation of telephone lines and computer cables, shall be in accordance with all applicable federal, state and local laws and regulations.

e)	Tenant’s contractors shall coordinate their work with the Tenant-Landlord agreed upon construction schedule.

19)	Cleaning

Landlord to have the demised premises cleaned before Tenant occupies, cleaning to include:

a)	Vacuum all carpet areas.

b)	Mop and clean all VCT floors.

c)	Clean interior of all windows and window sills.

d)	Dust all surfaces including, but not limited to, window sills, sinks, countertops, light fixtures, etc.

18. Tenant Extras

Landlord shall not be responsible for an any increased costs due to Tenant’s changes or upgrades other than what is contained in this workletter and Plan. Tenant will pay for the Tenant extras as indicated below. The Tenant’s extra budget numbers will not exceed the $75,000.00 as indicated below, but the final cost to tenant will be based upon Landlord’s actual cost per the final bids.

Landlord’s Preliminary Budget Extras:

1.	Additional Bathroom demolition:	$12,000
2.	New Bathroom (not refurbished)	$25,000
3.	Demolition of Marble:	$7,500
4.	Glass Door additional Cost:	$9,000
5.	Movable Glass Partition:	$25,000

Total cost of the aforementioned extras-shall not exceed $75.000.00

ELEVATOR LOBBY
DN
UP
RECEPTION
DISTRO
PHONE BOOTH
MEETING
LAB

FINISH PLAN LEGEND

FINISH PLAN KEYNOTES

OLO

FINISH PLAN

24th FLOOR

26 BROADWAY
NEW YORK, NY

spectorgroup

FINISH MATERIALS SCHEDULE

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	
[illegible]	[illegible]	[illegible]	[illegible]	
[illegible]	[illegible]	[illegible]	[illegible]	
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]	[illegible]	
[illegible]	[illegible]		[illegible]	
[illegible]	[illegible]	[illegible]	[illegible]	

FINISH SCHEDULE

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
[illegible]	[illegible]	[illegible]									

FINISH SCHEDULE NOTES

1. [illegible]
2. [illegible]
3. [illegible]

ABBREVIATIONS

[illegible]

PLUMBING ACCESSORIES SCHEDULE

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]			[illegible]	[illegible]	[illegible]
					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]			

APPLIANCE SCHEDULE

[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]		[illegible]			[illegible]	[illegible]	[illegible]	[illegible]
					[illegible]	[illegible]	[illegible]	[illegible]	[illegible]				

OLO
FINISH SCHEDULE

24th FLOOR
26 BROADWAY
NEW YORK, NY

spectorgroup

ZERO PENDLAR/*PENDANTS*

GRID

Utförande: Perforerad metall med kvadratiska hål alt. sträckmetall. Lackerad gul, klarlackerad metall alt. transparent guldlack. Grid har ett rått uttryck och man kan se svetsfogar mm genom den transparenta lacken.
Montage: Pendlar i vajer.
Anslutning: Kabel med stickpropp, vid HFF utan stickpropp.
Design: Front 2011.

W	FÄRG/FINISH	ART.
FYRKANTSHÅL/SQUARE HOLES		
25/28/50/54W	Gul/Yellow	8131-1-14
25/28/50/54W	Gul/Yellow	8131-1-14HFF
25/28/50/54W	Metall/Metal	8131-1-76
25/28/50/54W	Metall/Metal	8131-1-76HFF
25/28/50/54W	Guld/Gold	8131-1-77
25/28/50/54W	Guld/Gold	8131-1-77HFF
STRÄCKMETALL/EXPANDED METAL		
25/28/50/54W	Gul/Yellow	8132-1-14
25/28/50/54W	Gul/Yellow	8132-1-14HFF
25/28/50/54W	Metall/Metal	8132-1-76
25/28/50/54W	Metall/Metal	8132-1-76HFF
25/28/50/54W	Guld/Gold	8132-1-77
25/28/50/54W	Guld/Gold	8132-1-77HFF

HFF = Dimmbar med DALI, DSI, SwitchDim
HFF = Dimmable with DALI, DSI, SwitchDim

TILLBEHÖR/ACCESSORY	ART.
Reflektor/Reflector	98130-1-82
Dragströmbrytare/Pull-switch	98131-1-82
Dragströmbrytare med dimmerfunktion, endast till HFF *Pull-switch with dimmerfunction, only for HFF version*	98132-1-82

Finish: *Perforated metal with square holes or expanded metal. Yellow, clear painted metal or transparent gold varnish. Grid has a raw finish and one can see weldings through the transparent varnish.*
Installation: *Ceiling, pendant wire*
Connection: *Cable and plug, when HFF without plug*
Design: *Front 2011*

CE

3000
1250
56
56

TYPE 'C'
T5 STRIP
4'-0"

TAK/CEILING 9
VÄGG/WALL 114
68

IT ROOM
EVAN
NOAH'S OFFICE
MEETING 3
ADMIN WORKSTATIONS (18)
ELEC. CLOSET
MATT & SCOTT
MEETING 2
ELEVATOR LOBBY
LAB
PRINT/COPY
RECEPTION
MEETING 1
BISTRO
LIVING RM/ CONFERENCE
ENGINEER WORKSTATIONS (18)
UNISEX BATHROOMS
ADA
DN
UP
J.C.
PHONE / QUIET ZONE

27 JANUARY 2014

SCALE: 1/4" = 1'-0"

spectorgroup

VISION STUDY 26 BROADWAY 124TH FLOOR NEW YORK, NY

ELEVATOR LOBBY
DN
UP

LIGHTING PLAN LEGEND

LIGHTING PLAN KEYNOTES

OLO
REFLECTED CEILING PLAN

24th FLOOR
26 BROADWAY
NEW YORK, NY

spectorgroup

FINISH MATERIALS SCHEDULE

FINISH SCHEDULE

FINISH SCHEDULE NOTES

ABBREVIATIONS

PLUMBING ACCESSORIES SCHEDULE

APPLIANCE SCHEDULE

OLO
FINISH SCHEDULE

24th FLOOR
26 BROADWAY
NEW YORK, NY

spectorgroup

EXHIBIT C

BROADWAY 26 WATERVIEW LLC

c/o The Chetrit Group, LLC

404 Fifth Avenue - 4th Floor

New York, New York 10018

RULES AND REGULATIONS

I. Tenant shall not:

1. obstruct, encumber or use, or allow or permit any of its employees, agents, licensees or invitees to congregate in or on, the sidewalks, driveways, entrances, passages, courts, arcades, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls of the Building, outside of the demised premises, or use any of them for any purposes other than for ingress and egress to and from the demised premises;

2. attach awnings or other projections to the outside walls of the Building or place bottles, parcels or other articles, or lettering visible from the exterior, on the windows, windowsills or peripheral air conditioning enclosures;

3. attach to, hang on, or use in connection with, any exterior window or entrance door of the demised premises, any blinds, shades or screens which are not of a quality, type, design and color, or which are not attached in a manner, approved by Landlord;

4. place or leave any door mat or other floor covering in any area outside of the demised premises;

5. exhibit, inscribe, paint or affix any sign, insignia, advertisement, object or other lettering in or on any windows, doors, walls or part of the outside or inside of the Building (exclusive of the inside of the demised premises), or in the demised premises if visible from the outside, without Landlord’s approval, except that the name(s) of Tenant and any permitted sublessee may be displayed on the entrance doors of the premises occupied by each, subject to Landlord’s reasonable approval of the size, color and design of such display and, if Landlord elects to perform such work, Tenant shall pay Landlord for the performance of such work;

6. cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other the Building;

7. place in, sweep or permit to be swept, attach to, put in front of or affix to any part of the exterior of, the Building or any of its halls, doors, windows, elevators, corridors or vestibules, outside of the demised premises, any lettering, signs, decorations, showcases, displays, display windows, packages, boxes or other articles;

8. except in the normal decoration of the interior of the demised premises, mark, paint, drill into, or in any way deface, any part of the Building or the demised premises or cut, bore or string wires therein;

9. permit or allow bicycles, vehicles, animals, fish or birds of any kind to be brought into or kept on or about the Building or the demised premises;

10. make, permit or allow to be made, any unseemly or disturbing noises, whether by musical instruments, recordings, radio, talking machines, television, whistling, singing or in any other way, which might disturb other occupants in the Building or those having business with them or impair or interfere with the use or enjoyment by others of neighboring buildings or premises;

11. bring into or keep on any part of the demised premises or the Building any inflammable, combustible, radioactive or explosive fluid, chemical or substance;

12. place upon any of the doors (other than closet or vault doors) or windows in the Building any locks or bolts which shall not be operable by the Grand Master Key for the Building, or make any changes in locks or the mechanisms thereof which shall make such locks inoperable by said Grand Master Key unless such change is approved by Landlord in which event Tenant shall give Landlord duplicate keys for such locks or bolts;

13. remove, or carry into or out of the demised premises or the Building, any safes, freight, furniture, packages, boxes, crates or any bulky or heavy objects except during such hours and in such elevators as Landlord may reasonably determine from time to time;

14. use any lighting in perimeter areas of the Building, other than that which is standard for the Building or approved by Landlord, so as to permit uniformity of appearance to those viewing the Building from the outside;

15. engage or pay any employees on the demised premises except those actually working for the Tenant in the demised premises, or advertise for laborers giving the demised premises as an address;

16. obtain, permit or allow in the Building the purchase, or acceptance for use in the demised premises, by means of a service cart, vending machine or otherwise, of any ice, drinking water, food, tobacco in any form, beverage, towel, barbering, boot blackening, cleaning, floor polishing or other similar items or services from any persons, except such persons, during such hours, and at such places within the Building and under such requirements as may be determined by Landlord with respect to the furnishing of such items and services, provided that the charges for such items and services by such persons are not excessive;

17. use, permit or allow any advertising or identifying sign which the Landlord shall have notified Tenant tends, in Landlord’s judgment, to impair the reputation of the Building or its desirability as a building for offices;

18. close and leave the demised premises at any time without closing all operable windows and, if requested by Landlord, turning out all lights;

19. permit entrance doors to the demised premises to be left open at any time or unlocked when the demised premises are not in use;

20. encourage canvassing, soliciting or peddling in any part of the Building or permit or allow the same in the demised premises;

21. use, or permit or allow any of its employees, contractors, suppliers or invitees to use, any space or part of the Building, including the passenger elevators or public halls thereof, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks, wagons or similar items which are not equipped with such rubber tires, side guards and other safeguards which shall have been approved by Landlord or use any such hand trucks, wagons or similar items in any of the passenger elevators;

22. cause or permit any food odors or any other unusual or objectionable odors to exist in or emanate from the demised premises or permit any cooking or preparation of food except in areas approved by Landlord and in compliance with local ordinances;

23. create or permit a public or private nuisance, by reason of noise, odors and/or vibrations or otherwise;

24. throw or allow or permit to be thrown anything out of the doors, windows or skylights or down the passageways or stairways of the Building;

25. lay vinyl asbestos tile or other similar floor covering so that the same shall come in direct contact with the floor or in a manner or by means of such pastes or other adhesives which shall not have been approved by Landlord, it being understood that if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material which is soluble in water, the use of cement or other similar adhesive material being expressly prohibited;

26. use, allow or permit the passenger elevators to be used by Tenant’s working hands (persons in rough clothing handling packages, cartons and shipments of material or mail) or persons carrying bulky packages or by persons calling for or delivering mail or goods to or from the demised premises, and Tenant shall cooperate with Landlord in enforcing this Rule on those making deliveries to Tenant;

27. request any of Landlord’s agents, employees or contractors to perform any work, or do anything, outside of their regular duties, unless previously approved by the Building manager;

28. invite to the demised premises or the Building, or permit the visit of, persons in such numbers or under such conditions as unreasonably to interfere with the use and enjoyment of any of the plazas, entrances, corridors, arcades, escalators, elevators or other facilities of the Building by other occupants thereof;

29. use, permit or allow the use of any fire exits or stairways for any purpose other than emergency use;

30. employ any firm, person or persons to move safes, machines or other heavy objects into or out of the Building, without prior approval of Landlord of such persons and the manner in which such items will be moved, which approval shall not be unreasonably withheld;

31. install or use any machines or machinery of any kind whatsoever which may disturb any persons outside of the demised premises;

32. use the water and wash closets or other plumbing fixtures for any purpose other than those for which they were constructed, and shall not allow or permit sweepings, rubbish, rags, or other solid substances to be thrown therein;

33. install any carpeting or drapes, or paneling, grounds or other decorative wood products, in the demised premises, other than those wood products considered furniture, which are not treated with fire-retardant materials and, in such event, shall submit, to Landlord’s reasonable satisfaction, proof or other reasonable certification, of the materials reasonably satisfactory fire retardant characteristics; or

34. smoke or carry lighted cigars or cigarettes in the elevators of the building.

II. Tenant shall:

1. pay Landlord for any damages, costs or expenses incurred by Landlord with respect to the breach of any of the Rules and Regulations contained in or provided by this Lease by Tenant, or any of its servants, agents, employees, licensees or invitees, or the misuse by Tenant, or any of the aforesaid, of any fixture or part of the demised premises or the Building and shall cause its servants, agents, employees, licensees and invitees to comply with the Rules and Regulations contained in or provided for by this Lease;

2. upon the termination of this Lease, turn over to Landlord all keys; either furnished to, or otherwise procured by, Tenant with respect to any locks used by Tenant in the demised premises or the Building and, in the event of the loss of any such keys, pay to Landlord the cost of procuring same;

3. subject to the provisions of Article 18 hereof, refrain from, and immediately upon receipt of notice thereof, discontinue any violation or breach of the Rules and Regulations contained in or provided for by this Lease;

4. request Landlord to furnish passes to persons whom Tenant desires to have access to the demised premises during times other than Business Hours and be responsible and liable to Landlord for all persons and acts of such persons for whom Tenant requests such passes;

5. furnish artificial light and electrical energy (unless Landlord shall furnish electrical energy as a service included in the rent) at Tenant’s expense for the employees of the Landlord or Landlord’s contractors while doing janitorial or other cleaning services or while making repairs or Alterations in the demised premises;

6. apply at the office of the Building’s manager with respect to all matters and requirements of Tenant which require the attention of Landlord, his agents or any of his employees;

7. pay Landlord reasonable charges for the installation and replacement of ceiling tiles removed for Tenant by telephone installers or others in the demised premises and public corridors, if any;

8. purchase from Landlord or Landlord’s designee, at Landlord’s option, all lighting tubes, lamps, bulbs and ballasts used in the demised premises and shall pay Landlord, or Landlord’s designee, as the case may be, reasonable charges for the purchase and installation hereof; and

9. pay Landlord reasonable charges for the hiring or providing of security guards during times when Tenant, or any subtenant of Tenant, is moving into or out of portions of the demised premises or when significant quantities of furniture or other materials are being brought into or removed from the demised premises.

III. Landlord shall:

1. have the right to inspect all freight objects or bulky matter (except printed matter) brought into the Building and to exclude from the Building all objects and matter which violate any of the Rules and Regulations contained in or provided for by this Lease;

2. have the right to require any person leaving the demised premises with any package, or other object or matter, to submit a pass, listing such package or object or matter, from Tenant;

3. in no way be liable to Tenant or any other party for damages or loss arising from the admission, exclusion or rejection of any person or any property to or from the demised premises or the Building under the provisions of the Rules and Regulations contained in or provided for by this Lease;

4. have no liability or responsibility for the protection of any of Tenant’s property as a result of damage or the unauthorized removal of any such property resulting wholly or in part from Landlord’s failure to enforce, in any particular instance, or generally, any of Landlord’s rights;

5. have the right to require all persons entering or leaving the Building, during hours other than Business Hours, to sign a register and may also exclude from the Building, during such hours, all persons who do not present a pass to the Building signed by Landlord;

6. furnish passes to persons for whom Tenant requests same;

7. have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of other occupants, of the Building; and

8. have the right to remove any violation of Paragraph I items 2, 3, 4, 5, 6 or 7 of these Rules and Regulations without any right of Tenant to claim any liability against Landlord, and have the right to impose a reasonable charge against Tenant for removing any such violation or repairing any damages resulting therefrom.

Brian D. Lee

Principal

Lease Abstract – First Amendment to Lease

Address:	26 Broadway, 23rd Floor, New York, New York

Landlord:	Broadway 26 Waterview LLC

Tenant:	MOBO Systems, Inc. d.b.a. OLO

Current Lease Information:

Lease Execution:	January 12, 2016

Expiration Date:	April 30, 2023

Commencement Date:	Upon the later of (i) mutual execution and delivery of Lease Documents and substantial completion of Landlord’s work or (ii) not earlier than the Q1 2016.

Free Rent:	Three (3) Months*

Lease Type:	First Amendment to Lease

Rentable Sq. Ft:	7,370 square feet

Total Term:	7 Years and 3 Months

Security Deposit: Page 12, #15	$165,825.00 – Check #1722, dated 1/14/16

First Months Pre-Paid Rent: Page 12, #15	$27,637.50 – Check #1723, dated 1/14/16

Tenant Work Letter Cost: Exhibit B-1, #18	$35,000.00 – Check# 1721, dated 1/14/16

Remaining Obligation Information:

Basic Rental Schedule

Lease Year	Annual Basic Rent	PSF	Monthly Rent
Expansion Space Commencement Date to and including the day immediately preceding the (1) year anniversary of expansion space commencement date*	$331,650.00	$45.00	$27,637.50
1	$340,770.38	$46.23	$28,397.53
2	$350,141.56	$47.50	$29,178.46
3	$359,770.45	$48.81	$29,980.87
4	$399,144.14	$54.15	$33.262.01
5	$410,120.60	$55.64	$34,176.72
6	$421,398.92	$57.17	$35,116.58
7	$432,987.39	$58.74	$36,082.28

*

So long as no default by Tenant under the Lease, Tenant shall be entitled to a one-time nonrecurring rent credit in the amount of $82,912.50 to be applied against the Expansion Space Fixed Rental due commencing on the Expansion Space Commencement Date and continuing thereafter until exhausted.

290 Broadhollow Road, Suite 103E, Melville, NY 11747 T 631.673.0888 T 631.424.4800 F 631.673.0830

blee@newmarkkf.com, www.newmarkkf.com

Lease Clause Information:

Lease Clause Type	Comments

Electric: Page 5, #7	Sub-metered as per existing lease.

Escalations: Page 5, #6

Real Estate Taxes – Tenant shall pay their pro rata share of increases in the Building’s Real Estate Taxes above a 2016 calendar base year for the expansion space only existing space to base years to remain.

Operating Expenses – As per existing Lease, in lieu of any operating expenses, Tenant shall pay a pay a fixed annual increase of 2.75% per annum in the rental rate commencing twelve (12) months after lease commencement.

Insurance: Page 6, #9	Prior to the Expansion Space Commencement Date, Tenant shall obtain insurance (“Expansion Space Insurance”) with minimum limits of liability applicable exclusively to the Expansion Space of a combined single limit with respect to each occurrence of not less than $6,000,000.

Landlord’s Base Building Work: Page 7, #10	Landlord, at Landlord’s sole cost and expense, shall provide fully code compliant space which shall include but not be limited to the following work: Landlord shall provide the same base building work as was stated in the original lease at no additional cost to Tenant.

HVAC	As per existing Lease.

Cleaning and Carting	As per existing lease.

Signage: Page 14, #18	Tenant shall be able to place its signage on the entry door/lobby to Premises including Subtenant Licensee, if any.

Conduit: Page 14, #17	Landlord to allow Tenant to provide conduits for Tenant’s telecommunications provider, if required, without additional access cost to Tenant between the 23rd and 24th floors. Please confirm if space is available as we obviously need to connect the floors to for IT purposes.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Agreement”) is made as of the 12th day of January, 2016, by and between BROADWAY 26 WATERVIEW LLC, having an address c/o Newmark Grubb Knight Frank, 125 Park Avenue, New York, New York 10017 (“Landlord”), and MOBO SYSTEMS, INC. d.b.a. OLO, having an address at 26 Broadway, 24th Floor, New York, New York 10004 (“Tenant”).

WITNESSETH:

Landlord and Tenant are, respectively, the current landlord and the current tenant under that certain agreement of lease dated as of March 14t\ 2014 (the “Lease”) covering the entire rentable portion of the twenty-fourth (24th) floor as more fully described in the Lease, (the “Existing Premises”) of the building known as 26 Broadway, New York, New York (the “Building”).

Landlord and Tenant wish to modify the Lease so as (i) to add to the premises demised thereunder the entire rentable portion of the twenty-third (23rd) floor of the Building, and. (ii) to make various other modifications thereto, all in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby agree as follows:

1. Expansion of Premises. Effective as of the Expansion Space Commencement Date (defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the entire rentable p011ion of the (23rd floor of the Building which is generally depicted on Exhibit A attached hereto (the “Expansion Space”), on the same terms and conditions (except as otherwise set forth herein) as are set forth in the Lease. From and after the Expansion Space Commencement Date through and including the Expansion Space Expiration Date (hereafter defined), (i) the premises demised under the Lease shall be comprised of the Existing Premises and the Expansion Space, and (ii) all references to the term “Premises” or “Demised Premises” in the Lease shall include the Existing Premises and the Expansion Space.

2. Expansion Space Commencement Date. Subject to the second sentence of this Article 2, the Expansion Space shall be deemed to be included in the Premises on the earliest to occur of: (i) the date that Landlord delivers the Expansion Space to Tenant with Landlord’s Expansion Space Work (hereafter defined) substantially completed in accordance with the terms hereof, (ii) the date on which Landlord’s Expansion Space Work would have been substantially completed but for Tenant’s Delay (as defined in Section 42.2 of the Lease) or, (iii) the date Tenant or anyone claiming under or through Tenant first occupies the Expansion Space for the conduct of its business (the “Expansion Space Commencement Date”). Notwithstanding the foregoing, in no event shall the Expansion Space Commencement Date occur prior to January I, 2016. Substantial completion of Landlord’s Expansion Space Work shall be determined in accordance with Section 42.1 of the Lease (subject to the same standard that applied with respect to Landlord’s Work to the Existing Premises i.e. when (A) all major items of construction have been substantially completed, (B) the heating, A/C System, plumbing, mechanical (if any) and electrical systems serving the Expansion Space are all in working order, and (C) the Expansion Space is accessible and reasonably usable, notwithstanding (in the case of subsections (A), (B) and/or (C)) the fact (i) that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant’s use of the Expansion Space, and (ii) that Landlord’s Expansion Space Work has been substantially completed except for portions thereof which shall be completed upon the completion of Tenant’s work (including, without limitation, Additional Work)).

3. Expansion Space Expiration Date. The Expansion Space Expiration Date shall be the last day of the third (3rd) full calendar month following the month in which occurs the seven (7) year anniversary of the Expansion Space Commencement Date (the “Expansion Space Expiration Date”).

4. Fixed Rental for Expansion Space. Commencing on the Expansion Space Commencement Date and continuing thereafter until the Expansion Space Expiration Date, (the period between and including the Expansion Space Commencement Date and the Expansion Space Expiration Date is hereafter referred to as the “Expansion Space Term”), Tenant shall pay to Landlord, in accordance with the terms of the Lease, in addition to the Fixed Rental and Additional Rental for the Existing Premises set forth in the Lease and this Agreement, fixed rent for the Expansion Space (“Expansion Space Fixed Rental”) in the amounts and at the rates set forth below:

Time Period	Monthly Expansion Space Fixed Rental	Expansion Space Fixed Rental Per Annum
Expansion Space Commencement Date to and including the day immediately preceding the one (1) year anniversary of the Expansion Space Commencement Date*	$27,637.50	$331,650.00
One (1) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the two (2) year anniversary of the Expansion Space Commencement Date	$28,397.53	$340,770.38

Time Period	Monthly Expansion Space Fixed Rental	Expansion Space Fixed Rental Per Annum
Two (2) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the three (3) year anniversary of the Expansion Space Commencement Date	$29,178.46	$350,141.56
Three (3) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the four (4) year anniversary of the Expansion Space Commencement Date	$29,980.87	$359,770.45
Four (4) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the five (5) year anniversary of the Expansion Space Commencement Date	$33,262.01	$399,144.14
Five (5) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the six (6) year anniversary of the Expansion Space Commencement Date	$34,176.72	$410,120.60
Six (6) year anniversary of the Expansion Space Commencement Date to and including the day immediately preceding the seven (7) year anniversary of the Expansion Space Commencement Date	$35,116.58	$421,398.92
Seven (7) year anniversary of the Expansion Space Commencement Date to and including the Expansion Space Expiration Date	$36,082.28	$432,987.39

*

Notwithstanding the foregoing, so long as no default by Tenant under the Lease or this Agreement has occurred and is continuing beyond the expiration of any applicable notice and cure periods, Tenant shall be entitled to a one-time, nonrecurring rent credit in the amount of $82,912.50 to be applied against the Expansion Space Fixed Rental due commencing on the Expansion Space Commencement Date and continuing thereafter until exhausted. The above rent credit shall not be applied against any Additional Rental, electricity charges or other like sums from time to time payable by Tenant pursuant to the Lease or this Agreement. Tenant shall not be entitled to the rent credit in Section 40.2 of the Lease or any other credits referenced in the

Lease with respect to the Expansion Space. Also notwithstanding the foregoing, the first monthly installment of Expansion Space Fixed Rental shall be paid by wired funds or certified official bank check simultaneously with Tenant’s execution and delivery of this Agreement. So long as Tenant is not in default hereunder or under the Lease beyond the expiration of any applicable notice grace and/or cure periods at the time that the Expansion Space Fixed Rental becomes due and payable, the payment made on this date shall be applied to the first installment of Expansion Space Fixed Rental due after application of the above credit; otherwise, the same shall be applied to the damages, if any, to which Landlord is entitled upon Tenant’s breach of the Lease or this Agreement.

5. Use. Tenant may use the Expansion Space only for general and executive office use and for no other purpose.

6. Escalations For Increase In Real Estate Taxes. During the Expansion Space Term, Tenant shall pay Tenant’s Proportionate Share of real estate taxes for the Existing Premises and the Expansion Space. For the purposes of calculating taxes for the Expansion Space only, the “Tenant’s Proportionate Share” (as that term is used in Article 44 of the Lease) shall be 1.14%, and the “Base Tax” (as such term is used in Article 44 of the Lease) shall mean the Taxes payable in the calendar year commencing January 1, 2016 and ending December 31, 2016 (such calendar year being hereinafter referred to as the “Base Tax Year”), which Base Tax amount shall be determined by dividing (a) the sum of (i) the determination of Taxes for the New York City real estate tax year commencing July 1, 2015 and ending June 30, 2016, and (ii) the determination of Taxes for the New York City real estate tax year commencing July 1, 2016 and ending June 30, 2017, by (b) two (2). For the sake of ce1tainty, nothing contained herein shall modify or limit Tenant’s real estate tax obligations with respect to the Existing Premises.

7. Electricity.

Article 52 of the Lease shall apply with respect to electric current in the Expansion Space. Electricity shall therefore initially be furnished to the Expansion Space by Landlord to Tenant on a “submetering” basis in accordance with Section 52.2 of the Lease. For the sake of ce1iainty, Landlord shall also therefore have the right to terminate the furnishing of electricity to the Expansion Space on a submetering basis pursuant and subject to Section 52.4 of the Lease. Also for the sake of certainty, nothing contained herein shall modify or limit Tenant’s obligation to pay for electricity with respect to the Existing Premises.

8. Non-Recurring Additional Rental for Expansion Space; Same Terms in General. Except as expressly set forth herein, all of Tenant’s non-recurring Additional Rental obligations under the Lease with respect to the Existing Premises (including, without limitation, Tenant’s indemnification obligations) shall also apply with respect to Tenant’s lease of the Expansion Space. Also, for the sake of certainty, Tenant’s lease of the Expansion Space is on all of the same terms and conditions (except as otherwise set forth in this Agreement) as are set forth in the Lease. Without limiting the generality of the foregoing, Landlord shall be entitled to all of the same rights and remedies in the event of Tenant’s failure to timely pay Expansion Space Fixed Rental or Additional Rental for the Expansion Space as are available to Landlord in the event of Tenant’s failure to timely pay Fixed Rental and Additional Rental for the Existing Premises.

9. Insurance. Prior to the Expansion Space Commencement Date Tenant shall obtain insurance (“Expansion Space Insurance”) with minimum limits of liability applicable exclusively to the Expansion Space of a combined single limit with respect to each occurrence of not less than $6,000,000 (or in any increased amount (or in the form of an umbrella liability policy for “excess” liability coverage) required by Landlord in the exercise of Landlord’s commercially reasonable discretion). The provisions of Article 51 of the Lease shall apply to the Expansion Space Insurance and to this Agreement. Notwithstanding the foregoing, nothing in this Article or this Agreement shall at all amend, alter or change Article 51 of the Lease as it applies to the Lease and the Existing Premises. The Expansion Space Insurance shall therefore be in addition to the insurance requirements set forth in the Lease and the insurance requirements set forth in the Lease shall not in any way be reduced by this Agreement.

10. Landlord’s Expansion Space Work. Tenant has thoroughly examined the Expansion Space and is fully familiar with the condition thereof, and, except as specifically set forth in this Agreement, neither Landlord nor Landlord’s agents have made any representations, warranties or promises, either express or implied, with regard to the physical condition of the Building, or the Expansion Space, the use or uses to which the Expansion Space may be put, or the condition of any mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the Expansion Space. It is expressly understood that Landlord shall not be liable for any latent or patent defects in the Expansion space. Tenant agrees to accept the Expansion Space “as is” and in such condition as the same may be in at the Expansion Space Commencement Date, and, except for the work set fmih on Exhibit B to this Agreement, Landlord shall not be obligated or required to do any work or to make any alterations or decorations or install any fixtures, equipment or improvements or make any repairs or replacements to or in the Expansion Space to prepare or fit the same for Tenant’s use or for any other reason whatsoever. Unless specifically agreed otherwise, all Landlord’s Expansion Space Work shall be of material, design, finish and color of the Building standard adopted from time to time by Landlord (but in no event of material, design, finish or color that is a lesser quality or standard than Landlord’s Work that was performed to the Existing Premises). The installations, facilities, materials and work so to be furnished, installed and performed in the Expansion Space by Landlord are hereinafter and in Exhibit B referred to as “Landlord’s Expansion Space Work.” Landlord’s Expansion Space Work shall in no event be of a lesser quality or standard than Landlord’s Work that was performed to the Existing Premises. Except as expressly set forth in Exhibit B, Landlord’s Expansion Space Work shall be performed at Landlord’s sole cost and expense. Without limiting the generality of the foregoing, Landlord shall be responsible for Landlord’s architectural and engineering fees in connection with the performance of Landlord’s Expansion Space Work. Tenant shall not be responsible for any violations or mechanics liens against the Premises or the Building caused solely by the performance of Landlord’s Expansion Space Work. Excluding Landlord’s Expansion Space Work, all installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Expansion Space for Tenant’s occupancy (including, without limitation, any Additional Work (as defined in Exhibit B to the Lease), shall be at Tenant’s expense. In the event specific locations or dimensions are not provided for the furnishing or installation of any particular item of Landlord’s Expansion Space Work, the judgment of Landlord reasonably exercised shall be binding on Tenant. In no event shall Landlord be required to provide any material, work or installation not specifically described or included in Landlord’s Expansion Space Work.

Notwithstanding anything contained in this Article 10, in the event that (i) there is a violation of law or a violation of a regulation which in either case exists on the date of this Agreement and affects the Expansion Space (and therefore said violation is not caused in whole or in pati by Tenant), (ii) said violation results in a New Yark City agency or other governmental agency issuing a written order (“Order”), (iii) the Order by its express terms prohibits Tenant from taking occupancy of the Expansion Space or from conducting Tenant’s business as expressly permitted by the Lease as amended by this Agreement at the Expansion Space, and (iv) Tenant is not then in default beyond the expiration of any applicable notice and cure periods, then, as Tenant’s sole and exclusive remedy (other than the abatement of Expansion Space Fixed Rental and Additional Rental for the Expansion Space to the extent expressly provided below), either (a) Landlord shall, at Landlord’s sole cost and expense, cure said violation or take other remedial measures so that the Order no longer by its express terms prohibits Tenant from taking occupancy of the Expansion Space or from conducting Tenant’s business as expressly permitted by the Lease as amended by this Agreement at the Expansion Space, or (b) Landlord shall terminate Tenant’s lease of the Expansion Space (but not Tenant’s lease of the Existing Premises) by providing written notice to Tenant (“Landlord’s Order Termination Notice”) in which case Tenant’s lease of the Expansion Space shall terminate as of the date of Landlord’s Order Termination Notice as if the said date were the date originally fixed herein for the termination of Tenant’s lease of the Expansion Space and Landlord shall promptly refund to Tenant (I) any Expansion Space Fixed Rental and Additional Rental for the Expansion Space that (because of the abatement set forth below) never became due under this Agreement, and (II) the Expansion Space Security Deposit (as hereafter defined) (but only to the extent in the case of (I) and (II) same was actually paid to Landlord by Tenant). Notwithstanding the foregoing, Landlord may only elect to terminate Tenant’s lease of the Expansion Space pursuant to this paragraph if it is not possible with commercially reasonable efforts to cure or take such other remedial action pursuant to subsection (a) above. If the conditions set forth in subsections (i)-(iv) above are all satisfied and Tenant actually ceases conducting business in the Expansion Space and vacates the Expansion Space, and Tenant provides Landlord with written notice thereof (“Vacate Notice”), then all Expansion Space Fixed Rental and Additional Rental for the

Expansion Space (but not for the Existing Premises) shall abate beginning on the third (3rd Business Day after Landlord receives the Vacate Notice and continuing thereafter until the third (3rd) Business Day after Landlord has taken the remedial measures described in subsection (a) above and has provided Tenant with written notice thereof (“Rent Resumption Notice”). Notwithstanding the foregoing, Tenant shall not re-enter the Expansion Space or resume conducting Tenant’s business in the Expansion Space between the date that Tenant provides the Vacate Notice and the date that Tenant receives the Rent Resumption Notice. For the sake of certainty, nothing contained in this paragraph shall affect Tenant’s lease of the Existing Premises or Tenant’s obligations with respect to the Existing Premises (including, without limitation, Tenant’s obligations to pay all Fixed Rental and Additional Rental for the Existing Premises).

11. Plan Approval Date/Delay in Expansion Space Commencement Date.

(A)

The “Plan Approval Date” shall mean the date that is the later to occur of the following: (i) the Plans have been filed to the extent required to be filed with the Department of Buildings of the City of New York and any other authorities having jurisdiction thereof, and (ii) Landlord has obtained any and all required governmental and quasi-governmental approvals of the Plans so that the work described therein can be lawfully performed.

(B)

Section 42.5 of the Lease shall apply with respect to this Agreement except that (i) all references in Section 42.5 to the “Rent Commencement Date” shall be deemed deleted and replaced with the “Expansion Space Commencement Date”, (ii) the reference in Section 42.5 to “$737.00” shall be deemed deleted and replaced with

“$921.25” and (iii) the reference in Section 42.5 to Tenant’s right to terminate the Lease (provided Tenant qualifies for the “Tenant’s No Commencement Termination Right”) shall be deemed to mean only that Tenant can terminate its Lease of the Expansion Space (provided Tenant qualifies for the “Tenant’s No Commencement Termination Right” pursuant to this paragraph) and Tenant shall not have any right pursuant to this paragraph to terminate its lease of the Existing Premises.

12. Extension of Term with respect to Existing Premises. The parties hereby extend the term of the Lease with respect to the Existing Premises so that the expiration date of the Lease with respect to the Existing Premises shall be the Expansion Space Expiration Date. Such extension is on all of the same terms and conditions set forth in the Lease. All references in the Lease to the term Expiration Date, whether or not capitalized, shall therefore be deemed to mean the Expansion Space Expiration Date.

13. Continuing Lease Obligations. Tenant shall continue to pay Fixed Rental and Additional Rental for the Existing Premises, and perform all of its other obligations with respect to the Existing Premises, pursuant to the terms of the Lease, as amended hereby, through the Expiration Date (as extended hereby).

14. Brokers. Tenant represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder with respect to this Agreement, or Tenant’s lease of the Expansion Space pursuant to the terms of this Agreement except for Newmark Grubb Knight Frank (“Broker”) who shall be paid by Landlord pursuant to Landlord’s separate agreement with Broker. Tenant agrees to indemnify and hold Landlord harmless from any damages, liabilities, settlement payments, costs and expenses (including, without limitation, reasonable attorneys’ fees incurred in defending an action or claim or enforcing this indemnity) suffered, incurred or paid by Landlord by reason of any claim or action for a commission or other compensation by any broker or other entity or person other than Broker who claims to have dealt with Tenant in connection with this Agreement, or Tenant’s lease of the Expansion Space pursuant to the terms of this Agreement. The provisions of this Article shall survive the expiration or earlier termination of the Lease and this Agreement.

15. Security. The provisions of Article 34 and Article 56 of the Lease shall apply to the Expansion Space and to this Agreement except as expressly hereinafter set forth: upon submission to Landlord of this signed Agreement, Tenant shall deposit with Landlord an additional deposit of $165,825.00 (the “Expansion Space Security Deposit”). In lieu of depositing cash for the Expansion Space Security Deposit, Tenant may deposit as security with Landlord, a clean, irrevocable and unconditional letter of credit in the amount of $165,825.00 in accordance with the provisions of Article 56 of the Lease.

Subject to Tenant’s satisfaction of the conditions set forth in Article 56 of the Lease, Tenant shall be entitled to reduce the Expansion Space Security in accordance with Article 56 of the Lease except that (i) any reference in Article 56 to the “Rent Commencement Date” shall be deemed to mean the “Expansion Space Commencement Date” and (ii) (a) any reference in Article 56 to “$110,550.00” shall be deemed to mean $138,187.50” and (b) any reference in Article 56 to “$88,440.00” shall be deemed to mean “$110,550.00”.

Notwithstanding the foregoing, nothing in this Article or this Agreement shall at all amend, alter or change Article 34 or Article 56 of the Lease as it applies to the Lease and the Existing Premises. The Expansion Space Security Deposit shall therefore be in addition to the security deposit set forth in the Lease and the security deposit set forth in the Lease shall not in any way be reduced by this Agreement.

16. Emergency Stairs. Subject to all of the following terms and conditions, Tenant shall have the right to use Stairway F of the Building: (i) Stairway F is not part of the Premises but rather is a common area of the Building usable by Landlord, Tenant and other tenants and occupants of the Building on a non-exclusive basis, (ii) Tenant may only use Stairway F in accordance with applicable law and Tenant shall not be permitted to store any items on any portion of Stairway For in any way prevent or interfere with others’ use of any portion of Stairway F, (iii) Tenant’s obligations to indemnify Landlord under the Lease and this Agreement shall apply and extend to Tenant’s use of Stairway F (and said indemnification obligations shall survive the expiration or sooner termination of the Lease as amended by this Agreement), (iv) Tenant’s insurance coverage required under the Lease and this Agreement shall apply and extend to Stairway F, (v) Landlord shall have no obligation as a result of this Article to safeguard the Premises or Tenant’s personal property in the Premises and Landlord shall have no liability whatsoever in the event that the Premises or Tenant’s personal property are damaged or Tenant’s personal property is stolen, or in the event of personal injury within the Premises as a result of this Article, (vi) Tenant shall, at Tenant’s sole cost and expense, take all reasonable action permitted by applicable law to safeguard Tenant’s personal property, persons within the Premises, and the Premises itself, including, without limitation, to the extent permitted by applicable law, installing self-closing/self-latching doors to Stairway F on the 23rd and 24th floors (vii) except if solely caused by Landlord’s (or its managing agent’s, contractor’s or employee’s) negligence or willful misconduct, Landlord shall have no liability for injuries suffered within Stairway F that arise from Tenant’s use of Stairway F, (viii) Landlord makes no representation or warranty whatsoever as to whether Stairway F is usable for any purpose and the Lease as amended by this Agreement and Tenant’s obligations under the Lease as amended by this Agreement are in no way conditioned upon Tenant’s ability to use Stairway F, and (ix) to the extent permitted by applicable law, Landlord reserves the right to limit or prohibit Tenant’s access to Stairway F if required by applicable law, if Tenant fails to timely fulfill Tenant’s obligations under this Agreement beyond the expiration of any applicable notice and cure periods, or to the extent necessary during the performance of any work that Landlord elects to perform to Stairway F.

17. Conduit. Tenant shall be permitted to at Tenant’s sole cost and expense and subject to and in compliance with the alterations provisions of the Lease, install telecom conduit between the 23rd and 24th floors of the Building. In connection therewith, Tenant shall be permitted to at Tenant’s sole cost and expense drill a hole between the 23rd and 24th floors of the Building of a size, in a location, and in a manner approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord represents and warrants that space is available for Tenant’s installation of conduit (which installation is subject and pursuant to this Article 17).

18. Signage; Directory Listings. Landlord shall not unreasonably withhold, condition or delay Landlord’s consent to any signage that Tenant desires to place in the elevator lobby adjacent to the entry door to the Premises on the twenty-third (23rd) floor and twenty-fourth (24th) floor of the Building, provided and on condition that (i) such signage is purchased and installed by Tenant at Tenant’s sole cost and expense, (ii) such signage complies with applicable law, and (iii) Landlord has no responsibility whatsoever for safeguarding such signage. Landlord shall reasonably cooperate at no additional cost to Landlord in connection with Tenant’s obtaining and erecting such signage. Such cooperation shall include Landlord’s execution of any documents required in connection therewith provided and only on condition that (x) such documents do not contain any information that is false or untrue, (y) Landlord’s execution of such documents do not affect Landlord’s rights or remedies under this Lease, in equity or under applicable law, and (z) Landlord incurs no additional cost or obligation as a result of such execution. Landlord’s approval of any signage and Landlord’s cooperation as set forth above shall be without any representation or warranty to Tenant or to any third party with respect to the adequacy, correctness or efficiency thereof, its compliance with law or otherwise. Tenant shall, at Tenant’s sole cost and expense, obtain any and all governmental and quasi-governmental approvals, permits and licenses required for such signage. This Lease and Tenant’s obligations hereunder are in no way conditioned on Tenant obtaining such approvals, permits, and/or licenses and Landlord makes no representation as to whether same may be obtained.

Landlord shall, at no cost to Tenant, provide Tenant with Tenant’s Proportionate Share of (but no less than two (2)) directory listing(s) in the Building directory in the lobby of the Building. If, at the request of and as an accommodation to Tenant, Landlord shall place upon such directory board one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the Premises to such persons, firms or corporations.

19. Lease in Effect; Representations. As modified by this Agreement, all of the terms and provisions of the Lease (including, without limitation, all of Landlord’s and Tenant’s respective rights and obligations) are hereby ratified and confirmed and shall continue in full force and effect. Tenant represents and wanants that: (a) the Lease is in full force and effect, (b) the Lease has not been assigned or encumbered by Tenant and the Existing Premises have not been sublet, (c) Tenant knows of no defense or counterclaim to the enforcement of the Lease, and (d) to the best of Tenant’s knowledge, neither Landlord nor Tenant is in default under any of its obligations under the Lease beyond the expiration of any applicable notice, grace and/or cure periods.

20. Counterparts; Captions. This Agreement may be executed in any number of counterparts, and each of which when so executed shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. The section headings set forth in this Agreement are for convenience of reference only, and do not define, limit or construe the contents of such sections.

21. Prior Negotiations. This Agreement supersedes all prior negotiations, representations, understandings and agreements of, by or between Landlord and Tenant with respect to the subject matter hereof, all of which shall be deemed fully merged herein.

22. Submission of Agreement. Submission of this Agreement by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord, and no obligation or liability on Landlord shall arise under this Agreement unless and until this Agreement is fully signed and delivered by Landlord and Tenant.

23. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

(a)	Landlord and Tenant agree that this Agreement shall not be recorded.

(b)

This Agreement, together with the Lease, constitutes the entire Agreement of the parties hereto with respect to the matters stated herein, and may not be amended or modified unless such amendment or modification shall be in writing and shall have been signed by the party against whom enforcement is sought.

(c)	This Agreement shall be construed and governed by the laws of the State of New York.

(d)	No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(e)	Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Lease.

24. Invalidity. If any provision of this Agreement shall be invalid or unenforceable, the remainder of this Agreement or the application of such provision other than to the extent that it is invalid or unenforceable shall not be affected, and each provision of this Agreement shall remain in full force and effect notwithstanding the invalidity or unenforceability of such provision, but only to the extent that application and/or enforcement, as the case may be, would be equitable and consistent with the intent of the parties in entering into this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:
BROADWAY 26 WATERVIEW LLC

By:	/s/ Michael Chetrit
Name: Michael Chetrit
Title: Authorized Signatory

TENANT:
MOBOSYSTEMS, INC. d.b.a. OLD

By:	/s/ Matthew Tucker
Name: Matthew Tucker
Title: COO

EXHIBIT A

DESCRIPTION OF EXPANSION SPACE

EXHIBIT B

LANDLORD’S EXPANSION SPACE WORK

I) Perform the work described in the Plans (as defined in Note C below).

Landlord shall only be obligated to perform the items that are set forth above on this Exhibit B. All other items are not Landlord’s Expansion Space Work and shall not be performed by Landlord. Such other items may be performed by Tenant pursuant to Article 67 of the Lease.

UNLESS SPECIFICALLY INDICATED OTHERWISE, ALL LANDLORD’S EXPANSION SPACE WORK SHALL BE OF MATERIAL, DESIGN, FINISH AND COLOR OF THE BUILDING STANDARD ADOPTED FROM TIME TO TIME BY LANDLORD (BUT IN NO EVENT OF MATERIAL, DESIGN, FINISH OR COLOR THAT IS A LESSER QUALITY OR STANDARD THAN LANDLORD’S WORK THAT WAS PERFORMED TO THE EXISTING PREMISES).

Notes:

A.	All work shall be performed, furnished, installed, and provided by or through contractors and suppliers of Landlord’s choice.

B.	All materials shall be as specified subject to availability and/or equivalent.

C.

With respect to item I above, “Plans” shall mean the combination of Plans and Work Letter for Landlord’s Expansion Space Work attached hereto as Exhibit B-1. Any work to ready the Premises for Tenant’s occupancy of the Expansion Space that is not included in the Plans shall be deemed “Additional Work”. With respect to Additional Work all of the following shall apply: (i) Additional Work shall not be deemed part of the Plans and therefore (a) shall not be included in Landlord’s Expansion Space Work, and (b) shall not be a condition predicate to the Expansion Space Commencement Date, (ii) Landlord shall have no responsibility whatsoever for the payment of, performance of, or quality or workmanship of Additional Work, its compliance with law, or otherwise, (iii) all Additional Work shall be performed by Tenant at Tenant’s sole cost and expense, and Tenant shall also have sole responsibility for filing any required plans and obtaining any required permits and governmental approvals for the performance of Additional Work, (iv) all Additional Work shall be deemed Tenant’s Changes and shall be subject to all of the requirements of Article 67 of the Lease (including, without limitation, Landlord’s consent requirement, if applicable), (v) Additional Work may be performed prior to the Rent Commencement Date subject to all of the provisions of Section 42.4 of the Lease, and (vi) if any Additional Work (including, without limitation, the proposal, plan filing and/or performance thereof) or other action done by or on behalf of Tenant results in a stoppage of or interference with Landlord’s Work, and Tenant does not immediately cease such interference upon notice (which may be oral, written or by electronic mail) to Tenant so that Landlord’s Expansion Space Work may be resumed or continued without such interference, then any continuation of such stoppage or interference shall constitute a Tenant’s Delay.

D.	In the event of any conflict between Exhibit B and Exhibit B-1, Exhibit B-1 shall control.

E.

(i) Any request for modification to the Plans shall be subject to Landlord’s prior written consent, (ii) any time spent by Landlord because of any such request for modification shall be deemed a Tenant’s Delay (irrespective of whether Landlord accepts said modification), (iii) any actual and out-of-pocket third party costs incurred by Landlord because of any such request for modification (irrespective of whether Landlord accepts said modification) shall be due and payable by Tenant to Landlord as Additional Rental within ten (10) days after Landlord’s written demand, and (iv) if Landlord consents to such modification, (a) any work included in said modification shall be deemed “Modification Work” and shall be performed by Landlord as part of Landlord’s Expansion Space Work but at Tenant’s sole cost and expense (payable by Tenant to Landlord as Additional Rental within ten (10) days after Landlord’s written demand), and (b) any additional time spent by Landlord performing Modification Work (ie. beyond what Landlord would have spent if not for the Modification Work) shall be deemed a Tenant’s Delay.

EXHIBIT B-1

PLANS AND WORK LETTER FOR LANDLORD’S EXPANSION SPACE WORK

New Building Standard

Work letter

26 Broadway, New York NY

1) General Construction

Landlord agrees at its sole expense and without charge to Tenant to do the following work, all of which unless otherwise indicated, shall be of material, manufacture, design, capacity and finish selected by Tenant from Landlord’s samples as standard of the building (“Building Standard”). In the event that the specifications herein do not meet the minimum code, then and in such event Landlord shall substitute the higher standard required by code.

All materials and installations shall meet to the best extent possible or exceed all required government codes including, but not limited to: the American Disabilities Act (ADA), Mechanical, Electrical and Plumbing Codes, Fire Code, Department of Health, NYC Building Departments, etc. All architectural and mechanical plans and specifications shall be provided by Landlord as well as all building permits at Landlord’s expense. Class E fire system and all points shall be installed as per code.

All references to the “plan” or ‘Plan” shall refer to the Spector Group Plan and finish and lighting plan dated December 16, 2013 and floor plan dated January 27, 2014 attached hereto.

·2) Demolition

a)

All demolition necessary to complete the work as set for the herein and on the plans shall be performed including but not limited to partitions, electrical, duct work. mechanical equipment, flooring, bathrooms, plumbing etc.

3) Floors

a)

Furnish and install building standard loop carpeting, as selected by tenant from building standard selections (26 ounce 100% solution dyed nylon or an allowance of $20 PS yd. for material only, installation to be provided), glued down to existing slab with 4” cove vinyl base in tenant’s choice of color.

b)

Furnish and install building standard vinyl composition tile (Kentile-standard series) in lieu of carpet with building standard 4” vinyl cove base, as selected by tenant from building standard selections, in areas designated by the tenant.

c)	The concrete floor as indicated on the Plan shall be prepped and sealed with Tenant approved sealer.

d)	Bathrooms shall receive building standard bathroom tiles and bas_e. Colors to be selected by Tenant from Landlord’s samples.

d)	Removal of existing flooring and prepare the slab to receive new floor finishes.

4) Ceilings

a)	Furnish and install Armstrong tegular tile #584 standard grid color: white 2x2 in offices and corridor as indicated by plan

b)	All ceilings will be continuous to the exterior walls above window.

c)	Ceiling height shall be above the top of the perimeter windows but not less than 9’0” unless required due to field conditions.

d)

There is no ceiling grid indicated for corridors - corridor ceilings are noted as exposed painted deck with architectural duct work per Plan. Reception area is noted on plan to have exposed painted deck with architectural duct work.

e)	Exposed slab ceiling with sheetrock cladding in open area as.indicated by plan.

5) Partitioni;;

a)	The landlord will provide demising partitions. Installed in accordance with NYC building code, · one hour fire rated, slab to slab partitions

b)

Building standard partition within tenant spaces shall extend from the floor to six inches above the suspended ceiling and shall be framed with 2 1/2 by 25 gauge steel studs at 16” on center. One (1) layer of 5/8” gypsum wall-board (sheelrock) will be provided on each side and will be taped and triple coat spackled on the exposed side.

c)	Partitions terminating al the building exterior will meet either a window mullion or column. No partitions, which interfere with the operation of a window or obscure a window, will be permitted.

d)

There will be a curved wail separating reception and the print/copy area. This wall is proposed to receive millwork (for both reception and print/copy area) which shall be a Tenant extra. Determination on millwork will be based upon cost to Tenant.

e)

As indicated on the Plan landlord shall provide and install glass partition office fronts. The glass partitions shall be1⁄2 clear tempered glass, butt glazed, top and bottom channel from finished floor to top of 8’0” foot high.

f)

the 2 meeting rooms are fully enclosed by glass, the lab, also the engineer workstation area has glass entrance points as does Meeting Room 3. The conference room is enclosed by a stationary glass wall and movable glass wall. Details on the Engineers glass fronted office needs to be further detailed because the glass wall engages the 2 glass meeting areas and the lab as shown on the Plan. ·

g)	Bathroom partitions to be full height partitions to the underside of decl<.

h)

6) Doors and Frame:;,_

i)	Doors shall be hollow metal door with hollow metal frame. 3’-0” x 7’-0” with 18” x 18” metal louver at bottom of door.

ii)

In lieu of Main entrance doors will be a pair of glass doors with 6’-0” x 8’ 6” x1⁄2 thick clear tempered Herculite glass. doors, landlord to provide and install recessed in the ceiling roil away doors in locations as per plan.

iii)	Doors where there are glass wall office fronts shall be 1⁄2 inch clear· herculite glass doors with pivot hinges and door pulls. Locl<set located in bottom stile into tloor.

) Hardware -except as specified elsewhere in this workletter landlord shall provide:

i)	Building standard glass entry doors will be provided with the following.

(1)	Patch frtting on top and bottom

(2)	Concealed overhead closer (90° No. H.O.)

(3)	Bottom Pivot

(4)	1 1⁄4“ dia. X 72” overall ladder style pull/push handles

(5)	Deadbolt lock with key cylinder outside and thumb tum inside

Note: All exposed materials - satin stainless steel finish

ii)	Building Standard office and conference room doors will be provided with the following.

(1)	butt hinges

(2)	Schlage lever latches

(3)	Schlage lever lock sets

(4)	Door stop:

(5)	Silencers

7) Finishes

a)

All partitions will be painted with one prime coat and one or two, if required finish coats in colors to be selected by tenant from building standard material palettes. Paint will be Benjamin Moore color preview or equal. All paint shall be eggshell finish. Semi gloss on all doors, bucks & metal enclosures. Twenty percent (20%) of the partitioning may be painted in an accent color on walls (one accent color only) from comer to corner. No striping will be provided.

c)	In the open celling area landlord to provide circular architectural ducted supply and returns with standard duct work and diffusers in the dropped ceiling area. ·

d)	Landlord shall design and engineer the system and distribution based upon the plan.

e)

Furnish and install all required diffusers, returns, ducts, dampers, VAVs and controls as required to provide a complete system. There shall be a separate VAV for each row of offices based upon window exposure, one for each conference room and as interior VAV’s as required based upon the layout.

f)

The system shall be designed to maintain, within normal tolerances for office spaces with a maximum population of one person for each 100 square foot of tenant area, with inside space conditions of 74 F dry bulb when the outside temperature is 91 F dry bulb and 74F mean coincidental wet bulb. During the winter heating season, the system will be capable of maintaining a minimum temperature of 72 F dry bulb when the outside temperature is 11 F dry bulb. The figures are for normal occupied periods and reflect the ASHRAR .4% outdoor conditions.

g)	At substantial completion of the work, the HVAC system shall be balanced to confirm conformance to design criteria as practical.

11) Telecommunications

a)

Voice, high-speed data, and high speed Internet access will be available to every tenant space at tenant cosL Tenant will have the option of choosing any telephone carrier, Internet provider, data transmission carrier, etc., at the sole cost and expense of the Tenant

b)

A telephone junction box and conduit can be provided for tenant telephones at the rate of one (1) per every 200RSF extending from IDF & One (1) dragllne can-be provided for each conduit at the sole cost and expense of the Tenant.

12) Tenant Identification

a)	The design of identification shall conform to the Building Standard, and shall be approved by Landlord at the Tenant’s expense.

b)	In cases where a tenant had two corridor entry doors, one shall be designated as the principal entry only. Secondary doors shall have no identification whatsoever, except the room or suite number.

13) Pantry

a)

The landlord will provide a sink with hot & cold water and a 6’ Caesarstone with full height backsplash from surface of countertop to bottom of upper cabinet of tile or metal laminate, with drop down to 32’ at sink location for ADA (color selected by tenant counter and laminate base and overhead cabinets. Sink height and facet type shall meet ADA standards. At Pantry and Lunch room add new plastic laminate pantry base and hanging cabinets. Base cabinets shall be 36” high with drop down to 32’ at sink location for ADA. Furnish and install all required blockings and grounds.

0b)

Pantry to have plumbing for landlord provided dishwasher, base and top cabinets with countertop (6’ backspalsh), ADA compliant sink and faucet, 2 GFI outlets on the countertop plus outlets for the refrigerator, water cooler; water supply with shut off valves for coffee maker, water cooler, and ice maker.

b)	Furnish and install all necessary rough plumbing work for water supply and drainage at new pantry including dishwasher.

c)	Provide water supply with shut off valves for at counter top for coffee maker, ice maker and water cooler in the pantry.

14) [ILLEGIBLE]

15)

a)	Coat closets shall receive closet hang rod and hat shelf.

b)

All Trim will be painted with one prime coat and one or two, if required, finish coats in colors to be selected by tenant from building standard selections. Paint will be Benjamin Moore color preview or equal. All paint shall be satin finish. Tenant to select building standard finishes.

8) Electric

a)

Electrical capacity will be provided at 6 watts connected load per rentable square foot at the floor electrical closet at 220 volts exclusive of HVAC equipment except any supplemental equipment required by Tenant, if any. The 6 watts shall be provided to the electrical closet with all required transformers, panels and circuit breakers.

b)

Lighting shall consist of a 2’ x 4’, 5-1⁄2” deep basket fluorescent lay in fixture with two (2) 31 watt TS lamps and electronic ballast in areas of drop ceiling. Attached Pendant lighting shall utilized for open ceiling areas.

c)	Emergency lighting equipped with battery backup, will be provided by landlord within the demised premises in compliance with applicable codes.

d)	Except as indicated elsewhere in this section Electrical receptacles shall be provided in building standard partitions as follows.

iv)	20V 15Awall recepticle:1 per every 150RSF.

v)	Dedicated 120V 20A wall receptacle:2 in addition to IT Closet.

vi)	GFI receptacle:see pantry area and as required by code in bathroom.

vii)	One quadruple electrical wall receptacle may be exchanged for two duplex outlets.

e)	In kitchen or pantry, minimum of two dedicated quad GFI outlets on wall above countertop, plus outlets for refrigerator, microwave, dishwasher, and water cooler.

f)

Landlord shall wire all workstation connections with electric. All connections and loads shall be based upon the attached specifications and shall be either core drilled or through a partition wall or column. Power poles are unacceptable. Tenant wlll provide electrical specifications for workstations but not more than one 20 amp circuit per four workstations from Tenant supplied whip

g)	Light switches shall be provided as follows:

i)	One (1) switch per room.

ii)	Open office areas shall be provided with switches so that one half (1/20 of the lights in an area greater than 500 SF may be shut off at one time,

i)

Class E Fire alarms system, points, devices and all required life safety systems and components including relays if required for Tenant’s card key security system shall be provided in compliance with applicable codes for office occupancies as per the plan. Special fire alarm devices or systems for computer rooms as opposed to a standard IT closet as per plan, supplementary air conditioning systems, food service facilities except pantry as per plan, file rooms, or other non-typical office construction shall be provided by the tenant at tenant’s sole cost and expense. Final connection of all fire alarm systems provided by tenants to the building fire alarm system shall be by the landlord’s fire alarm contractor at tenant’s expense.

j)	Conduit for Tenant’s telecommunication from the building entry point to the floor shall be provided by Landlord. Such conduit can be a common with other tenants.

k)

Provide blocking and electric for flat screens in conference rooms, 2 conduits from monitor to under conference tables for electric and computer cabling, ouUet core drill under conference table, plus 4 additional duplex outlets in large conference room.

9) Appliances

a)	All appliances including dishwasher are to be supplied by the tenant.

10) Heating, Ventilation, and Air Conditioning

a)	Air Conditioning

i)

Landlord shall deliver the Demised Premises to Tenant with properly functioning heating, ventilation, and air-conditioning of sufficient capacity to service the Demised Premises for normal office use during normal business hours - Monday to Friday 8:00AM - 6:00PM excluding major holidays.

b)

Landlord to provide air handler unit on the floor to service the Premises in good working order and be responsible to repair or replace during the Term. All HVAC is provided through the Building’s systems which Landlord shall provide during the Term.

b)	Telephone I Server room to have on sheet of 4’ X 8’ smooth finish plywood sheet painted to match walls.

c)	Millwork as specified on the drawings shall be provided at Tenant’s option at Tenant’s sole cost and expense.

16) Elevator Lobby

a)	Elevator lobby shall be renovated with mutually agreeable finishes and improvements. It is agreed by the parties that the existing marble on the walls and floor shall remain.

17) IT Room

a)	Provide and install a louvered door with temperature controlled exhaust fan for the IT room.

b)	Provide one wall in the IT room with plywood painted to match.

c)	Provide upload dedicated quad outlets in there room

d)	Provide building standard VCT flooring in IT room

18) Tenant’s Responsibility

a)	Tenant shall be responsible for installation of telephone and computer cabling and equipment. Landlord shall furnish and install empty back boxes and plates.

b)	Landlord will not install any Tenant specialized equipment.

c)	Tenant agrees to coordinate Tenant’s contractor’s work with Landlord’s contractor’s work.

d)

All work by Tenant’s contractors including but not limited to the installation of telephone lines and computer cables, shall be in accordance with all applicable federal, state and local laws and regulations.

e)	Tenant’s contractors shall coordinate their work with the Tenant-Landlord agreed upon construction schedule.

19) Cleaning

Landlord to have the demised premises cleaned before Tenant occupies, cleaning to include:

a)	Vacuum all carpet areas.

b)	Mop and clean all VCT floors.

c)	Clean interior of all windows and window sills.

d)	Dust all surfaces including, but not limited to, window sills, sinks, countertops, light fixtures, etc.

20) Tenant Extras

Landlord shall not be responsible for any increased costs due to Tenant’s changes or upgrades other than what is contained in this workletter and Plan. Tenant will pay for the Tenant extras as indicated below as specified in Exhibit B, 8-1 and Plans. The Tenant’s extra cost will be $35,000.00 as indicated below.

Landlord’s Preliminary Budget Extras:

1.	Garage door

2.	Closet

3.	Meeting space barn hardware: $1,500 X 3

4.	Appliance Installation

5.	Lighting

6.	Carpet

7.	Concrete floor

6fil Sprinkler

At any time during the term of the Lease as required by code or any governmental or quasi governmental authority Landlord shall install sprinklers throughout the Premises on the 24th floor and Expansion Premises on the 23rd floor as required by code. Sprinkler heads shall be concealed type in any suspended ceilings. Provide all necessary adjustments to existing piping and installation of new piping as required for the sprinkler work.

lli ACP-5

Landlord shall provide an ACP-5 for the 23rd and 24th floor.

0 TWENTY-THIRD FLOOR CONSTRUCTION PLAN

CONSTRUCTION LEGEND

KEYNOTES

NOT FOR CONSTRUCTION

spectorgroup

23RD FLOOR CONSTRUCTION PLAN

A-101.00

CONSTRUCTION LEGENO KEYNOTES 1 ISSUED FOR N NOT FOR CONSTRUCTION W .,y.NY117U7 .111:l 41: 0t,1113!15 212,w1043p,. OLO TWENTY- FLOOR NEW YORK, NY 23RD FLOOR CONSTRUCTION PLAN 0 TWENTY-THIRD FLOOR CONSTRUCTION PLAN Pro A-101.00

0 **TWENTY-THIRD FLOOR REFLECTED CEILING PLAN**

REFLECTED CEILING LEGEND

KEYNOTES

1. ISSUED FO DESIGN

NOT FOR CONSTRUCTION

spea:tairgmup

OLO
TWENTY THIRD FLOOR
NEW YORK, NY

23RD FLOOR
REFLECTED CEILING
PLAN

A-701.00

REFLECTED CEILING LEGEND KEYNOTES Ulll31$ DIXIIII. ISSUED FO NOT FOR 212ll0011).13F., OLO TINENTY 26BR0ADWAY ..THIRD FLOOR NEWYORK,NY 23RD FLOOR REFLECTED CEILING TWENTY-THIRD FLOOR REFLECTED CEILING PLAN A-701.00

BOTTOM OF EXISTING DECK
EL.: +/-11'-3"
FINISHED CEILING
EL.: +8'-6"
REFER TO CONTINUATION
24TH FLOOR
EL.: ±0'-0"

G INTERIOR ELEVATION

BOTTOM OF EXISTING DECK
EL.: +/-11'-3"
FINISHED CEILING
EL.: +8'-6"
±11'-3" V.I.F.
24TH FLOOR
EL.: ±0'-0"

R INTERIOR ELEVATION

DROPPED CEILING
BLIND POCKET
WINDOW

R CEILING DETAIL @ WINDOW

1 ISSUEDFORDESIGN

NOTFOR CONSTRUCTION

spect11rgrnup

OLO
TWENTY THIRD FLOOR
NEWYORK, NY

23RDFLOOR
INTERIOR ELEVATIONS

A-201.00

I $ BOTTOM OF EXISTING DECK EL$ FINISHED CEILING EL.: +8’-6” G) INTERIOR ELEVATION 1 RG: 1 /A-101 1 ISSUE I BOTTOM OF EXISTING DECK . EL: +/-11’-3” FINISHED CEILING EL: NOT FOR CONSTRUCTION o aspect 1RJM .I ® INTERIOR ELEVATION CEILING DETAIL @ WINDOW 2 3 RE:1/A-101 OLO :1/A—101 28BR0ADWAY NEW YORK, NY THIRD FLOOR NY 23RD FLOOR INTERIOR ELEVATIONS A-201.00

FINISH MATERIALS SCHEDULE

FINISH SCHEDULE

FINISH SCHEDULE NOTES

ABBREVIATIONS

PLUMBING FIXTURES SCHEDULE

APPLIANCE SCHEDULE

NOT FOR CONSTRUCTION

spral!lt®rgroup

OCO
BROADWAY
TWENTY-THIRD FLOOR
NEW YORK, NY

FINISH MATERIALS SCHEDULE

A-651.00

FINISH MATERIALS SCHEDULE FINISH SCHEDULE Prnll MW FINISH SCHEDULE NOTES ABBREVIATIONS ,. , wm PLUMBING FIXTURES SCHEDULE NOT FOR CONSTRUCT APPLIANCE SCHEDULE TWENTY 26 B R0ADWAY -THIRD FLOOR NEW YORK FINISH MATERIALS 100, A-651.00

0 TWENTY-THIRD FLOOR FINISH PLAN

FINISH LEGEND

FINISH KEYNOTES

INTERIOR CONSTRUCTION

spectairgroup

OLO
26 BROADWAY
TWENTY THIRD FLOOR
NEW YORK, NY

23RD FLOOR
FINISH PLAN

A-701.00

FINISH LEGEND N, MONTY 26BR0ADWAY THIRD FLOOR NEW, NY 23RD FLOOR FINISH PLAN 0 TWENTY-THIRD FLOOR FINISH A-701.00

oEl

0 TWENTY-THIRD FLOOR FURNITURE PLAN

NOT FOR CONSTRUCTION

spectorgroup

23RDFLOOR
FURNITURE PLAN

A-851.00

NOT FOR CONSTRUCTION floor NEW YORK. NY 23RD FLOOR FURNITURE PLAN 0 TWENTY-THIRD FLOOR FURNITURE A-851.00